                                                                    EXHIBIT 99.1




                       ASSET PURCHASE AND OPTION AGREEMENT

                                  BY AND AMONG

                                  HOS-IV, LLC,

                      CANDY MARINE INVESTMENT CORPORATION,

                             CANDY FLEET CORPORATION

                                       AND

                                KENNETH I. NELKIN


                              DATED: JUNE 20, 2003


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                                Table of Contents
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ARTICLE 1         SALE AND PURCHASE...............................................................................2
         1.1      Sale and Purchase...............................................................................2
         1.2      Purchase Price..................................................................................3
         1.3      Closing.........................................................................................3
         1.4      Payment or Assumption of Liabilities............................................................4
         1.5      Allocation of Purchase Price....................................................................6
         1.6      Public Announcements............................................................................6
         1.7      Ad Valorem Taxes................................................................................6
         1.8      On Board Diesel Fuel............................................................................7

ARTICLE 2         REPRESENTATIONS AND WARRANTIES OF SELLER, MANAGER AND STOCKHOLDER...............................7
         2.1      Organization and Good Standing..................................................................8
         2.2      Ownership.......................................................................................8
         2.3      Authority of Seller, Manager and Stockholder....................................................8
         2.4      No Conflicts....................................................................................8
         2.5      Consents and Approvals..........................................................................9
         2.6      Title to Properties; Condition..................................................................9
         2.7      Financial Statements...........................................................................11
         2.8      Customary Business Practice....................................................................12
         2.9      Absence of Certain Changes or Events...........................................................12
         2.10     Absence of Defaults............................................................................13
         2.11     Compliance with Laws...........................................................................14
         2.12     Tax Returns and Reports........................................................................14
         2.13     Litigation.....................................................................................14
         2.14     Customers and Suppliers........................................................................15
         2.15     Inventories....................................................................................15
         2.16     ERISA and Related Matters......................................................................15
         2.17     Contracts and Commitments......................................................................20
         2.18     Patents, Trademarks and Copyrights.............................................................20
         2.19     Insurance......................................................................................21
         2.20     Employees......................................................................................21
         2.21     Labor Agreements; Disputes.....................................................................21
         2.22     Regulatory Filings.............................................................................22
         2.23     Environmental and Health and Safety Matters....................................................22
         2.24     Brokers/Advisors...............................................................................24
         2.25     Disclosure.....................................................................................24
         2.26     Transactions with Affiliates...................................................................25
         2.27     Consolidated Group.............................................................................25
         2.28     No MARAD Financings or Guarantees..............................................................25
         2.29     Actions by Vessel Owning Company and Optioned-Vessel Owning Companies..........................25
         2.30     Marital Property Agreement.....................................................................25
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                                Table of Contents
                                  (continued)

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ARTICLE 3         REPRESENTATIONS AND WARRANTIES OF BUYER........................................................26
         3.1      Organization and Good Standing.................................................................26
         3.2      Authority of Buyer.............................................................................26
         3.3      No Conflicts...................................................................................27
         3.4      Consents and Approvals.........................................................................27
         3.5      Brokers/Advisors...............................................................................27

ARTICLE 4         ACTIONS BY SELLER, MANAGER AND STOCKHOLDER PENDING CLOSING.....................................28
         4.1      Conduct of Business............................................................................28
         4.2      Continued Administration.......................................................................28
         4.3      Records........................................................................................28
         4.4      Maintenance of Insurance.......................................................................28
         4.5      Reports........................................................................................28
         4.6      Additional Disclosure..........................................................................28
         4.7      Taxes..........................................................................................29
         4.8      Required Financial Statements..................................................................29

ARTICLE 5         COVENANTS OF SELLER, MANAGER AND STOCKHOLDER...................................................30
         5.1      Approvals......................................................................................30
         5.2      Compliance with Legal Requirements.............................................................30
         5.3      Books and Records..............................................................................30
         5.4      Investigation by Buyer.........................................................................30
         5.5      Certain Acts or Omissions......................................................................30
         5.6      Confidentiality................................................................................31
         5.7      Contracts; Liabilities.........................................................................31
         5.8      Employee Matters...............................................................................31
         5.9      Enforcement of Rights and Benefits.............................................................32
         5.10     OSV Business Inquiries.........................................................................32
         5.11     Repairs........................................................................................33
         5.12     No Purchase or Construction....................................................................33
         5.13     Vessel Options.................................................................................33
         5.14     Ownership of Vessels...........................................................................34

ARTICLE 6         COVENANTS OF BUYER.............................................................................34
         6.1      Approvals......................................................................................34
         6.2      Compliance with Legal Requirements.............................................................34
         6.3      Certain Acts or Omissions......................................................................34
         6.4      Access to Records..............................................................................35
         6.5      Vessel Markings................................................................................35

ARTICLE 7         CONDITIONS TO OBLIGATIONS OF BUYER.............................................................35
         7.1      Predicate Transaction and Purchase Agreement Transactions......................................35
         7.2      Representations and Warranties.................................................................35
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                                       ii
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                                Table of Contents
                                  (continued)
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         7.3      Compliance with Agreement......................................................................35
         7.4      Certificate of Seller, Manager and Stockholder.................................................36
         7.5      No Action or Proceeding........................................................................36
         7.6      Consents, Authorizations, Etc..................................................................36
         7.7      Corporate Action by Seller and Manager.........................................................36
         7.8      Corporate Action by Buyer and HOSI.............................................................36
         7.9      Completion of Due Diligence....................................................................36
         7.10     Completion of Drydock and Survey...............................................................36
         7.11     Evidence of US Flag Status and Classifications.................................................37
         7.12     Noncompetition Agreements......................................................................37
         7.13     Opinion of Counsel.............................................................................37
         7.14     Instruments of Conveyance......................................................................37
         7.15     No Material Adverse Change.....................................................................37
         7.16     Creditor Releases..............................................................................37
         7.17     Physical Possession and Control................................................................37
         7.18     Delivery of Other Documents and Instruments....................................................37
         7.19     Funding........................................................................................38
         7.20     Audit..........................................................................................38
         7.21     Termination of Management Agreement............................................................38

ARTICLE 8         CONDITIONS TO OBLIGATIONS OF SELLER, MANAGER AND STOCKHOLDER...................................39
         8.1      Representations and Warranties.................................................................39
         8.2      Compliance with Agreement......................................................................39
         8.3      Certificate of Officer.........................................................................39
         8.4      No Action or Proceeding........................................................................39
         8.5      Consents, Authorizations, Etc..................................................................39
         8.6      Corporate Action by Buyer......................................................................39
         8.7      Delivery of Purchase Price.....................................................................40
         8.8      Predicate Transaction..........................................................................40
         8.9      Opinion of Counsel.............................................................................40
         8.10     No Material Adverse Change.....................................................................40

ARTICLE 9         SURVIVAL OF REPRESENTATIONS AND WARRANTIES.....................................................40

ARTICLE 10        INDEMNIFICATION................................................................................40
         10.1     Indemnification of Purchaser Indemnitees.......................................................40
         10.2     Indemnification of Seller Indemnitees..........................................................41
         10.3     Method of Asserting Claims, Etc................................................................42
         10.4     Payment of Indemnity...........................................................................44
         10.5     Certain Limitations............................................................................44

ARTICLE 11        TERMINATION....................................................................................45
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                                      iii

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                                Table of Contents
                                  (continued)

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ARTICLE 12        NOTICES........................................................................................46

ARTICLE 13        MISCELLANEOUS..................................................................................47
         13.1     Incorporation of Schedules and Appendices; Entire Agreement....................................47
         13.2     Waiver.........................................................................................47
         13.3     Amendment......................................................................................47
         13.4     Counterparts...................................................................................48
         13.5     Headings.......................................................................................48
         13.6     Governing Law..................................................................................48
         13.7     Risk of Loss...................................................................................48
         13.8     Binding Effect.................................................................................48
         13.9     Expenses.......................................................................................48
         13.10    Further Assurances.............................................................................49
         13.11    Drafting and Negotiation of the Agreement......................................................49
         13.12    Limitation of Liability; No Consequential Damages..............................................49
         13.13    Exclusivity....................................................................................49

         The Schedules and Appendices listed below and their related attachments have been omitted from this filing. A copy of any such schedules and appendices and their respective attachments shall be furnished supplementally to the Securities and Exchange Commission upon request.


Schedules

         Schedule 1.1(a)       List of Assets (Including Vessel List)
         Schedule 1.1(b)       Excluded Assets
         Schedule 1.1(c)       Permitted Liens
         Schedule 2.6          Material Agreements
         Schedule 2.13         Litigation
         Schedule 2.14         Customers and Suppliers
         Schedule 2.16         Employee Plans
         Schedule 2.17         Contracts and Commitments
         Schedule 2.19         Insurance
         Schedule 2.20         Employees
         Schedule 2.30         Marital Property Agreement
         Schedule 5.13         Protocol for Purchase of Optioned-Vessels
         Schedule 5.14         Ownership of Vessels

Appendix

         Appendix A        Financial Statements
         Appendix B        Crew Management Agreement
         Appendix C        Noncompetition Agreement
         Appendix D        Protocol of Delivery and Acceptances
         Appendix E        Releases

                       ASSET PURCHASE AND OPTION AGREEMENT


         THIS ASSET PURCHASE AND OPTION AGREEMENT, dated as of June 20, 2003 (together with the exhibits and schedules attached hereto, the "Agreement") is by and among HOS-IV, LLC, a Delaware limited liability company (the "Buyer"), Candy Marine Investment Corporation, a Louisiana corporation (the "Seller"), and Kenneth I. Nelkin, the holder of all of the outstanding shares of capital stock of Seller ("Stockholder"), and Candy Fleet Corporation, a Louisiana corporation ("Manager").

                                  WITNESSETH:

         WHEREAS, Hornbeck Offshore Services, LLC, a Delaware limited liability company ("Company"), Buyer, Seller, Manager and Stockholder have executed an Asset Purchase Agreement of even date herewith ("Purchase Agreement") to purchase five (5) vessels and the assets and businesses ("Five Vessel Businesses") relating to such vessels (such vessels, assets and businesses collectively referred to as the "Five Vessel Assets and Related Businesses");

         WHEREAS, at the time of the execution of the Purchase Agreement and this Agreement in order to accommodate Seller's timetable, the cash balances, cash from operations, credit under existing lines of credit and immediate sources of equity financing available to Buyer and its parent company were sufficient to fund only the purchase of the Five Vessel Assets and Related Businesses;

         WHEREAS, Buyer intends, subject to obtaining appropriate funding and satisfaction of the other conditions set forth herein, to purchase a sixth vessel from Seller and the business and assets relating to such vessel;

         WHEREAS, in connection with Buyer's desire to purchase the above referenced sixth vessel and related assets and business and to receive options to purchase certain vessels from Seller, Company, Seller, Manager and Stockholder have executed and delivered a letter of intent (the "Letter") dated April 25, 2003, pursuant to which such parties intend that Buyer purchase the Business and certain Assets of Seller (as such terms are herein defined), as more specifically set forth in Section 1.1 below, and Buyer receives the grant of options to purchase the Optioned-Vessels Businesses (as herein defined), as more specifically described below;

         WHEREAS, the Letter contemplates the negotiation and execution of a legally binding, written "Definitive Agreement" setting forth the terms and conditions of the sale and the grant of the vessel options described in the Letter;

         WHEREAS, Company, Buyer, Seller, Manager and Stockholder intend that this Agreement constitute the Definitive Agreement;

         WHEREAS, Seller and Stockholder desire that Seller sell to Buyer, and Buyer desires to purchase from Seller, the Business and Assets of Seller for the purchase price, upon and subject to the terms and conditions set forth herein;

         WHEREAS, Seller and Stockholder desire that Seller grant to Buyer options to purchase the Optioned-Vessels and the Optioned-Vessel Businesses, and Buyer desires to receive such purchase options from Seller, upon and subject to the terms and conditions set forth herein;

         WHEREAS, Manager manages the Vessel (as herein defined), Business, the Optioned-Vessels and Optioned-Vessel Businesses, and thus has intimate knowledge of the Assets, Business, Optioned-Vessels and Optioned-Vessel Businesses and the business of its predecessors, and as an inducement for Buyer to enter into this Agreement, Buyer has requested that Manager join as a party to this Agreement; and

         WHEREAS, Stockholder, who directly or indirectly owns or controls Manager and Seller, desires that Manager join as a party to this Agreement to induce Buyer to enter into same, all for the benefit of Stockholder and his affiliated entities, and Stockholder will cause Manager to so join as a party.

         NOW, THEREFORE, in consideration of the mutual premises, covenants and agreements set forth herein and in reliance upon the representations and warranties contained herein, the parties hereto covenant and agree as follows:

                                   ARTICLE 1
                                SALE AND PURCHASE

         1.1 SALE AND PURCHASE. On the terms and subject to the conditions contained herein, Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller, free and clear of all liens, encumbrances, mortgages, pledges, charges, options, rights, security interests, agreements, or claims of any nature whatsoever, recorded or unrecorded (individually a "Lien" and collectively the "Liens"), other than the Permitted Liens, all of Seller's right, title and interest in the vessel (the "Vessel") named in Schedule 1.1(a) attached hereto and to all of the tangible and intangible properties and assets used primarily in or necessary to the conduct of the offshore supply vessel business of the Vessel as conducted by the Vessel Owning Company (as herein defined) or the Seller (the "Business"), wherever located (all such properties and assets, together with the Vessel, collectively referred to herein as the "Assets"), including without limitation, the non-Vessel assets set forth in
Schedule 1.1(a) and all of the following in any way pertaining to, related to, identified primarily with or otherwise used primarily in the Business: (i) all equipment, pumps, gears, outfit, furniture, furnishings, fittings, apparel, appliances, appurtenances, spare and replacement parts (such as spare engines, engine parts, shafts, rudders and wheels), fuels, oils, consumables and stores and all other items as are on board or identified to the Vessel; (ii) such assets as appear in the inventory and pictorial condition surveys for the Vessel and Vessel drawings and logs; (iii) amounts prepaid on Assumed Contracts (as herein defined) and all contract rights under Assumed Contracts (including without limitation rights to receive payments for vessel services arising from and after the Closing Time); and (iv) all other machinery and equipment, computer software, contracts, licenses, permits, customer contact lists, vendor relationships, operating rights, rights to Vessel telephone numbers, and rights and benefits of Seller (or the right to cause Seller to enforce any such rights or benefits) under any agreements entered into between Seller and the Vessel Owning Company for the purchase by Seller of the Business and Assets; provided, however, that the Assets shall not include strictly shore-based assets. The shore-based assets and other assets of Seller that would otherwise be included in the definition of "Asset" that are set forth in Schedule 1.1(b) shall not be purchased by Buyer and are referred to herein as the "Excluded Assets." If, upon the execution of this Agreement, the Manager is a party to any contract constituting an Asset or Manager owns or possesses any assets or property constituting any of the Assets, Manager shall properly assign its rights under such contract or convey title to and deliver possession of such assets or properties, as applicable, to Seller immediately prior to the Closing. For purposes hereof, "Permitted Liens" shall mean the charter agreements listed in Schedule 1.1(c), copies of which have been provided to Buyer, which list shall be updated as of the Closing Time to account for charter agreements entered into through the Closing Time; provided, however, that any such additional charter agreements shall contain terms substantially similar to and not significantly more burdensome than the terms contained in the charter agreements listed in Schedule 1.1(c) on the execution date hereof, are commercially reasonable and are entered into consistent with past practice, unless otherwise approved in advance and in writing by Buyer.

         1.2 PURCHASE PRICE. In exchange for the Business and the Assets, Buyer shall pay to Seller the aggregate purchase price (the "Purchase Price") of NINE MILLION AND NO/100 DOLLARS ($9,000,000.00), payable as set forth in Section 1.3 below.

         1.3 CLOSING.

         (a) Subject to the terms and conditions hereof, the consummation of the sale and purchase of the Business and the Assets provided for herein (the "Closing") shall take place as soon as practicable after consummation of the Predicate Transaction (as defined herein) and the transactions contemplated in the Purchase Agreement but in any event by no later than July 31, 2003, unless such date is extended at the sole discretion of Buyer (the date of the Closing being referred to herein as the "Closing Date") at the business offices of Buyer in Mandeville, Louisiana, or at such other place or on such other date upon which Buyer and Seller may mutually agree in writing, and such Closing shall for purposes of this Agreement be deemed effective as of 12:01 a.m. on the Closing Date (the "Closing Time"), except that risk of loss for a Vessel shall be determined as set forth in Section 13.7. At the option of the parties to this Agreement, executed documents to be delivered at the Closing may be delivered to the place of Closing by facsimile transmission on the Closing Date, with original executed documents to be delivered to the place of Closing on the next business day after the Closing Date. The Buyer, Seller, Manager and Stockholder shall further deliver such other documents, certificates and opinions required to be delivered by such party pursuant to Articles 7 and 8 hereof, and shall provide proof or indication of the satisfaction or waiver of each of the conditions set forth in Articles 7 and 8 hereof to the extent such party is required to satisfy or obtain a waiver of such condition.

         (b) At the Closing, Buyer shall pay an aggregate amount equal to the Purchase Price as follows:

                  (i) to Seller by wire transfer the amount of NINE MILLION AND NO/100 DOLLARS ($9,000,000.00) in immediately available federal funds to one or more accounts specified by Seller in a notice of wire instructions provided to Buyer within a reasonable time before the Closing Date; and

                  (ii) The Parties hereto acknowledge and agree that although no amounts from the Purchase Price will be escrowed under that certain Escrow Agreement entered into by and among HOSI, Seller, Buyer and others ("Escrow Agreement") in connection with the Purchase Agreement, the Vessel shall be covered by the terms of such Escrow Agreement and the Repair Program contemplated in its exhibits to the extent that Buyer pursues any claims relating to the Vessel as a result of the drydocking scheduled to take place on or about July 10, 2003.

         1.4 PAYMENT OR ASSUMPTION OF LIABILITIES. Buyer shall assume the contractual obligations of Seller contained in the assumed contracts assigned to Buyer, as determined by Buyer in its sole discretion, effective at the Closing Time (the "Assumed Contracts") and shall in its sole and absolute discretion perform such Assumed Contracts in accordance with their terms or otherwise arrange for their discharge, provided, however, that if any of the Assumed Contracts are not assignable by their terms or consents to the assignment of the Assumed Contracts cannot be obtained, then Buyer shall perform or at its election otherwise discharge such Assumed Contracts in accordance with their terms in the name of and on Seller's behalf, and all benefits and rights derived thereunder shall be for the account of the Buyer. Seller shall, at the request and expense of Buyer, enforce in a reasonable manner as directed by the Buyer, any and all rights of the Seller under the Assumed Contracts that could not be assigned to Buyer. Except for the Assumed Contracts, Buyer does not assume or agree to pay, perform or discharge any debts, obligations or liabilities of the Vessel Owning Company, Seller, Manager or Stockholder of any kind or nature, whether or not such debts, liabilities or obligations related to or arose out of the conduct of the Business or the operation of the Assets, whether accrued, absolute, contingent or otherwise, or whether due or to become due, or otherwise, whether known or unknown, which liabilities and obligations, if ever in existence, shall continue to be liabilities and obligations of the Vessel Owning Company, Seller, Manager and/or Stockholder, as applicable. Notwithstanding anything to the contrary contained herein and without limiting the generality of the foregoing, Buyer shall not, except for the Assumed Contracts, assume or be liable for the following debts, liabilities and obligations (together with the liabilities expressly excluded in this Section 1.4, the "Excluded Liabilities"):

         (a) VIOLATION OF REPRESENTATIONS, ETC. Debts, obligations or liabilities which arise or exist in violation of any of the representations, warranties, covenants or agreements of Seller, Manager or Stockholder contained in this Agreement or in any statement or certificate delivered to Buyer by or on behalf of Seller, Manager or Stockholder on or before the Closing pursuant to this Agreement or in connection with the transactions contemplated hereby.

         (b) CONTINGENT LIABILITIES. Contingent liabilities of the Vessel Owning Company, Seller, Manager or Stockholder of any kind arising or existing on or before the Closing Time, including without limitation claims, proceedings or causes of action which are currently or hereafter become the subject of claims, assertions, litigation or arbitration.

         (c) TAXES DUE ON SALE. Debts, obligations or liabilities of Seller, Manager or Stockholder for federal, state, county, parish, local, foreign or other income, or transfer taxes or assessments (including interest and penalties thereon, if any) of any kind whatsoever arising from, based upon or related to the sale, transfer or delivery of the Business or the Assets pursuant to this Agreement or otherwise.

         (d) OTHER TAXES. Debts, obligations or liabilities of the Vessel Owning Company, Seller, Manager and/or Stockholder, whether absolute, accrued, contingent or otherwise, for (i) federal and state income taxes; (ii) franchise taxes, (including interest and penalties thereon, if any); and (iii) any other taxes of such parties.

         (e) PENSION AND OTHER EMPLOYEE PLANS. Debts, obligations or liabilities under any pension, profit sharing, savings, retirement, health, medical, life, disability, dental, deferred compensation, stock option, bonus, incentive, severance pay, group insurance or other similar employee plans or arrangements, or under any policies (including vacation, holidays or sick pay), handbooks, or custom or practice, collective bargaining agreement, or any employment agreements, whether express or implied, applicable to the Vessel Owning Company's, Seller's, Manager's or Stockholder's employees and arising from events occurring at any time before the Closing Time or after the Closing Time and during the Crew Lease Period (as herein defined) as contemplated under the terms of the Crew Management Agreement, except for any obligations reflected in the Financial Statements or incurred in the ordinary course of business consistent with the past practices of the Vessel Owning Company, Seller, Manager or Stockholder since the date of the Financial Statements and before the Closing Date.

         (f) PERSONAL INJURY, PRODUCTS LIABILITY AND RECALL CLAIMS. Debts, expenses, obligations or liabilities of the Vessel Owning Company, Seller, Manager or Stockholder arising out of any claim for personal injury (including worker's compensation or otherwise), property damage, product recall, product liability or strict liability, arising from events (including the shipment of goods) occurring at any time before the Closing Time or after the Closing Time and during the Crew Lease Period as contemplated under the terms of the Crew Management Agreement (whether or not such claim is then asserted).

         (g) INFRINGEMENTS. Any liability or obligation of the Vessel Owning Company, Seller, Manager or Stockholder arising out of any wrongful or unlawful violation or infringement of any intellectual property right of any person or entity occurring at any time before the Closing Time.

         (h) INDEBTEDNESS; INTERCOMPANY OBLIGATIONS. Any indebtedness or liability of the Vessel Owning Company, Seller, Manager, Stockholder, the spouse of Stockholder or any affiliate of such parties.

         (i) LITIGATION. Debts, expenses, obligations or liabilities of the Vessel Owning Company, Seller, Manager or Stockholder arising out of any claim, action, suit, arbitration, or proceeding pending as of the Closing Time or arising out of or relating to matters or events occurring at any time before the Closing Time.

         (j) ENVIRONMENTAL. Debts, expenses, obligations or liabilities arising out of any Environmental Claim (as defined in Section 2.23 below) with respect to the conduct of the Business or the operation of the Assets at any time before the Closing Time.

         (k) EMPLOYMENT. Debts, expenses, obligations, or liabilities of the Vessel Owning Company, Seller, Manager or Stockholder arising out of or related to any claim for alleged breach of any employment agreement, wrongful discharge, collective bargaining agreement or similar claim or claims made by any current or former employee of Seller, Manager or

Stockholder relating to periods of employment occurring before the Closing Date or after the Closing Date and during the Crew Lease Period as contemplated under the terms of the Crew Management Agreement.

         (l) ASSUMED CONTRACTS. Any liabilities and/or obligations with respect to any breach or default under the Assumed Contracts in which any material facts and/or circumstances leading to or constituting such breach or default occurred at any time before the Closing Time.

         (m) PRE-CLOSING LIABILITIES. Debts, expenses, obligations or liabilities relating to the operation of the Business and/or the Assets arising out of circumstances existing or events occurring at any time before the Closing Time and which are not specifically assumed by Buyer, including without limitation (i) liabilities, debts or obligations existing as of the Closing Time and (ii) transaction expenses of Seller, Manager and Stockholder including, without limitation, accountant's and attorneys' fees incurred in connection with the negotiation or execution of the Letter or this Agreement or the transactions contemplated hereby and thereby.

         (n) LIABILITIES RELATING TO EXCLUDED ASSETS. Debts, expenses or liabilities relating to or secured by the Excluded Assets.

         1.5 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Assets as the parties shall reasonably determine based on their relative fair market values as approved by Buyer, and Buyer, Manager, Stockholder and Seller shall utilize such values in all applicable tax reports and filings and shall not take any action to oppose such allocations.

         1.6 PUBLIC ANNOUNCEMENTS. Before making any public announcements with respect to this Agreement or the transactions contemplated hereby, Seller, Stockholder, Buyer and Manager shall consult with the other parties hereto and use good faith efforts to agree upon the text of a joint announcement to be made by Seller, Stockholder, Buyer and Manager or use good faith efforts to obtain such other party's approval of the text of any public announcement to be made on behalf of any one party; provided, however, that Buyer, which is subject to reporting obligations under federal securities laws, shall have final approval with respect to whether any public announcements will be made by the parties and the final text of such public announcements, if any, and if Buyer determines (in its sole discretion) that a public announcement is warranted under the federal securities laws, Buyer shall provide Stockholder with a copy of such announcement prior to its public release. Subject to the preceding sentence, and except as otherwise agreed in writing by each of Seller, Stockholder, Buyer and Manager or as may be required by law, including any reporting obligations under federal securities laws to which Buyer is subject, each such party shall maintain as confidential the terms and conditions of this Agreement as required under Section 5.6 hereof.

         1.7 AD VALOREM TAXES. The parties hereto agree that the ad valorem taxes with respect to the Vessel and other non-Vessel Assets that are assessed based on the presence of such property within the jurisdiction of any state, local or municipal taxing authority on or about August 1, 2002 or January 1, 2003 or any other date prior to the Closing Date, shall be the responsibility of Seller, regardless of which party receives a tax statement from any such taxing authority. If the Louisiana legislature or any other taxing authority abolishes or otherwise limits the right to claim refundable credits for ad valorem taxes and Seller is thus unable to claim the benefits of any refundable credits for ad valorem taxes assessed for calendar 2003 on the Vessel or other non-Vessel Assets based on any such date prior to the Closing Date, Buyer agrees to reimburse Seller for Buyer's pro rata share of ad valorem taxes assessed on the Vessel or other non-Vessel Assets for such calendar year, prorated based on the number of days before and after the Closing Date, which reimbursement amount shall in no event exceed $33,333. Each of the parties hereto agrees that, notwithstanding which party is the recipient of the notice of assessment of ad valorem taxes related to the Vessel or any other non-Vessel Assets for calendar 2003, it is the intent of the parties hereto to cooperate with each other to give effect to the allocation of costs set forth in the preceding portions of this paragraph, including to the extent legally permissible, cooperating in the claiming of refundable tax credits to mitigate the economic burden of such taxes on the parties. The parties hereto further acknowledge that this cooperation may also require cooperation with the Vessel Owning Companies, as possible recipients of tax statements. Any obligation of Buyer under this paragraph shall be mitigated by and to the extent Seller is reimbursed for or otherwise receives benefits relating to ad valorem taxes with respect to the Vessel and non-Vessel Assets as a result of the terms and conditions of the Predicate Transaction. Seller shall be solely responsible and shall hold Buyer harmless from and against any ad valorem taxes assessed on the Vessel and non-Vessel Assets with respect to periods prior to calendar 2003.

         1.8 ON BOARD DIESEL FUEL. Seller and Manager shall use, and Stockholder shall cause Seller and Manager to use, reasonable commercial efforts to ensure that the Vessel has a minimum of 10,000 gallons of diesel fuel on board the Vessel at the time of Closing. The parties hereto shall verify the amount of diesel fuel on board the Vessel by any means acceptable to the parties as soon as practicable after the Closing. The parties acknowledge that the first 10,000 gallons of diesel fuel on board the Vessel has been paid for as part of the Purchase Price and no additional consideration shall be paid for same. If the aggregate amount of diesel fuel on board the Vessels exceeds 10,000 gallons, Buyer shall pay to Seller an amount equal to the number of gallons of diesel fuel exceeding 10,000 multiplied by $0.86 per gallon. If the aggregate amount of diesel fuel on board the Vessel is below 10,000 gallons, Seller shall pay to Buyer an amount equal to the number of gallons of diesel fuel below 10,000 multiplied by $0.86 per gallon. Any payment required of Seller or Buyer, as the case may be, shall be paid within ten (10) days after such payment is requested. A payment made by Seller pursuant hereto shall be deemed to reduce the Purchase Price by an amount equal to the amount paid by Seller. A payment made by Buyer pursuant hereto shall be deemed to increase the Purchase Price by an amount equal to the amount paid by Buyer. In the event of a dispute between the parties with respect to the amount of diesel fuel on board the Vessels or the amount that is owed by a party with respect thereto, the parties shall engage an independent marine surveyor acceptable to them to resolve such dispute. The determination of such independent marine surveyor shall be binding on the parties and the engagement fees and expenses of such accountant shall be shared equally by Buyer and Seller.

                                   ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES
                       OF SELLER, MANAGER AND STOCKHOLDER

         Seller, Stockholder and Manager hereby jointly and severally represent and warrant to Buyer as set forth below.

         2.1 ORGANIZATION AND GOOD STANDING. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana. Seller has all requisite corporate power and authority to own, hold, use and lease its properties and assets and to conduct its business as it is now being conducted. Seller is duly qualified as a foreign corporation and is in good standing in all jurisdictions in which the character of the properties and assets now owned or leased by it or the nature of the business now conducted by it requires it to be so qualified. Seller has delivered to Buyer true, complete and correct copies of its articles or certificate of incorporation and bylaws, as amended to the date of this Agreement.

         2.2 OWNERSHIP. Stockholder is the record and beneficial owner of all of the issued and outstanding capital stock of Seller. Seller is the record and beneficial owner of all of the issued and outstanding capital stock of Candy Cruiser, Inc. ("Candy Cruiser"). There is no existing option, warrant, call, commitment or other agreement with respect to the capital stock of Seller or Candy Cruiser.

         2.3 AUTHORITY OF SELLER, MANAGER AND STOCKHOLDER. Seller and Manager each has all requisite corporate power and authority, and Stockholder has the full right, power, legal capacity and authority to enter into, execute and deliver this Agreement and the documents contemplated hereby to be executed by such parties and to perform the obligations to be performed by such parties hereunder and thereunder, respectively. The execution, delivery and compliance by Seller and Manager with the terms of this Agreement and the documents contemplated hereby to be executed by Seller and Manager and the consummation by Seller and Manager of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action by Seller and Manager. This Agreement has been duly executed and delivered by Seller, Manager and Stockholder, and this Agreement constitutes, and the documents contemplated hereby to be executed by Seller, Manager and Stockholder, as applicable, upon their execution and delivery as herein provided will constitute, the legal, valid and binding obligations of Seller, Manager and Stockholder, as applicable, enforceable against Seller, Manager and Stockholder, respectively, in accordance with their respective terms.

         2.4 NO CONFLICTS. The execution and delivery of this Agreement and the documents contemplated hereby to be executed by Seller, Manager and/or Stockholder do not, and compliance by Seller, Manager and/or Stockholder with the terms hereof and thereof and consummation by Seller, Manager and Stockholder of the transactions contemplated hereby and thereby will not, (a) violate or conflict with any existing term or provision of any law, statute, ordinance, rule, regulation, order, writ, judgment, injunction or decree applicable to Seller, Manager or Stockholder; (b) conflict with or result in a breach of or default under any of the terms, conditions or provisions of the articles of incorporation or bylaws of Seller or Manager or, assuming consummation of the Predicate Transaction, any agreement or instrument to which Seller, Manager or Stockholder is a party or otherwise subject, or by which Seller, Manager, Stockholder, the Business or any of the Assets may be bound; (c) result in the creation or imposition of any Lien upon the Business or any of the Assets; (d) assuming consummation of the Predicate Transaction, give to others any right of termination, cancellation, acceleration or modification in or with respect to any agreement or instrument to which Seller, Manager or Stockholder is a party or otherwise subject, or by which Seller, Manager, Stockholder, the Business or the Assets may be bound or subject; or (e) breach any fiduciary duty owed by Seller, Manager or Stockholder to any person or entity.

         2.5 CONSENTS AND APPROVALS. The execution and delivery by Seller, Manager and Stockholder of this Agreement and the documents contemplated hereby to be executed by Seller, Manager and Stockholder, compliance by Seller, Manager and Stockholder with the terms hereof and thereof and, assuming consummation of the Predicate Transaction, consummation by Seller, Manager and Stockholder of the transactions contemplated hereby and thereby do not require Seller, Manager or Stockholder to obtain any consent, approval or action of, make any filings with or give any notice to any corporation, person, firm or other entity, or any public, governmental or judicial authority.

         2.6 TITLE TO PROPERTIES; CONDITION.

         (a) Upon consummation of the Predicate Transaction, Seller will be vested with good, valid and marketable title to the Assets, free and clear of any Liens, other than the Permitted Liens, and upon the sale, assignment, transfer and conveyance of the Assets to Buyer there will be vested in Buyer, good, valid and marketable title to the Assets, free and clear of any Liens other than the Permitted Liens. The Vessel is duly documented in the name of the Vessel Owning Company with the United States Coast Guard and, at the Closing, Seller will deliver to Buyer such documentation as may be required by the United States Coast Guard to enable Buyer to duly document the Vessel in Buyer's name with the United States Coast Guard and in all existing endorsements and registries. Upon delivery of a fully executed Protocol of Delivery and Acceptance by the Buyer and Seller, the Vessel will be afloat and seaworthy and, except as contemplated in Section 5.11, will be in Reasonable Operating Condition (as defined in the Escrow Agreement and its exhibits), taking into account its age and originally intended use, and will be properly outfitted and equipped in accordance with the requirements of any contracts with third parties for the use of the Vessel. Each of Seller and the Vessel Owning Company has at all times been a citizen of the United States within the meaning of Section 2 of the Shipping Act of 1916, as amended, and the Vessel is and, upon consummation of the Predicate Transaction, will be under United States flag and qualified to engage in the coastwise trade. At no time during the period that the Vessel has been owned or operated by Seller, Manager, any other affiliate of Seller or the Vessel Owning Company has the Vessel been sold, chartered or otherwise transferred to any person in violation of any applicable laws, rules or regulations. The Vessel will at a minimum, at the Closing Time, have current Certificates (as defined in the Escrow Agreement and its exhibits), free of reported or reportable exceptions or notations for record. Schedule 2.6 includes a list of all charters, operating agreements, maintenance agreements, management agreements, mortgages and other documents or agreements applicable to the Vessel, and copies of each such document has been provided to Buyer. There are no agreements between the Vessel Owning Company and the Manager, Stockholder, Seller or any of their affiliates with respect to the Business or Assets other than a management agreement entered into between Manager and the Vessel Owning Company (the "Management Agreement"), which is listed in Schedule 2.6 and will be terminated as of the Closing Time. The other tangible non-Vessel Assets have, as applicable, been installed, operated and maintained in accordance with accepted industry practice, are free from known defects of workmanship or materials, are suitable for the purposes for which they have been and are being employed in the Business, and are in good operating condition and repair, ordinary wear and tear excepted, taking into account their age and originally intended use. There has been no change in the physical condition of the Assets since December 31, 2002 that would have any effect on the value of the Assets or the suitability of the Assets for the purposes for which they have been and are being employed in the operation of the Business, ordinary wear and tear excepted, and Seller is not aware and has not been advised by any party (including any customers) of any performance or other defects with respect to the Assets.
Schedule 2.6 lists all material leases, operating agreements, maintenance agreements, management agreements, mortgages and other documents or agreements applicable to the Assets. The Vessel is not and, upon consummation of the Predicate Transaction, the Vessel will not be under arrest and/or under detention pursuant to the order of a competent court or authority and there are and, upon consummation of the Predicate Transaction, there will be no actual, pending or threatened claims against the Assets that could give rise to a Lien (other than Liens that would be covered by valid and collectible insurance, including applicable deductibles), or acts or incidents which could give rise to any such claims, relating to or arising out of the Assets or the operation of the Business. The Assets constitute all assets, properties and rights necessary, used or useful in or to the Business as presently operated by Seller and as previously operated by the Vessel Owning Company, and are owned of record and beneficially by the Vessel Owning Company and, upon consummation of the Predicate Transaction, the Assets will be owned of record and beneficially by Seller and not by any affiliate of Seller or any other party. As to each contract that constitutes part of the Assets, such contract is in full force and effect, no notice of cancellation or termination or default has been received by the Vessel Owning Company, Manager, Stockholder or Seller and no event or condition has occurred or exists which, with notice or lapse of time or both, would constitute a default thereunder.

         (b) Upon consummation of the Predicate Transaction, Candy Cruiser will be vested with good, valid and marketable title to all of the Optioned-Vessel Assets (as defined in Schedule 5.13), free and clear of any Liens, and upon the sale, assignment, transfer and conveyance of any Optioned-Vessel Assets, at the closing of the purchase of an Optioned-Vessel pursuant to the exercise of an option under Section 5.13, to Buyer there will be vested in Buyer, good, valid and marketable title to such Optioned-Vessel Assets, free and clear of any Liens. The Optioned-Vessels are duly documented in the name of the Optioned-Vessel Owning Companies, as the case may be, with the United States Coast Guard and at the closing of the purchase of an Optioned-Vessel pursuant to the exercise of an option under Section 5.13, the Candy Cruiser will deliver to Buyer such documentation as may be required by the United States Coast Guard to enable Buyer to duly document such Optioned-Vessel in Buyer's name with the United States Coast Guard and in all existing endorsements and registries. Each of the Optioned-Vessel Owning Companies has at all times been a citizen of the United States within the meaning of Section 2 of the Shipping Act of 1916, as amended, and each of the Optioned-Vessels is and, upon consummation of the Predicate Transaction, will be under United States flag and qualified to engage in the coastwise trade. At no time during the period that the Optioned-Vessels have been owned or operated by Seller, Manager, any of the Optioned-Vessel Owning Companies or any other affiliate of Seller or the Optioned-Vessel Owning Companies, as the case may be, have the Optioned-Vessels been sold, chartered or otherwise transferred to any person in violation of any applicable laws, rules or regulations. Each Optioned-Vessel will at a minimum, at the Closing Time and at the closing of the purchase of an Optioned-Vessel pursuant to the exercise of an option under Section 5.13, have current Certificates (as defined in the Escrow Agreement and its exhibits), free of reported or reportable exceptions or notations for record. There are no agreements between the Optioned-Vessel Owning Companies and the Manager, Stockholder, Seller or any of their affiliates with respect to the Optioned-Vessel Businesses or any of the Optioned-Vessel Assets other than management agreements entered into between Manager and the Optioned-Vessel Owning Companies (the "OV Management Agreements"), which are listed in Schedule 2.6 and will be terminated as of the closing of the purchase of an Optioned-Vessel pursuant to the exercise of an option under Section 5.13. The Optioned-Vessels are not and, upon consummation of the Predicate Transaction, the Optioned-Vessels will not be under arrest and/or under detention pursuant to the order of a competent court or authority and there are and, upon consummation of the Predicate Transaction, there will be no actual, pending or threatened claims against any of the Optioned-Vessel Assets that could give rise to a Lien (other than Liens that would be covered by valid and collectible insurance, including applicable deductibles), or acts or incidents which could give rise to any such claims, relating to or arising out of any of the Optioned-Vessel Assets or the operation of the Optioned-Vessel Businesses. The Optioned-Vessel Assets constitute all assets, properties and rights necessary, used or useful in or to the Optioned-Vessel Businesses as presently operated by the Optioned-Vessel Owning Companies, as the case may be, and are owned of record and beneficially by the Optioned-Vessel Owning Companies and, upon consummation of the Predicate Transaction, all of the Optioned-Vessel Assets will be owned of record and beneficially by Candy Cruiser and not by any affiliate of Seller or any other party and is operated by Candy Cruiser.

         (c) Except as expressly set forth in Section 2.6(a) and as contemplated in the Escrow Agreement and its exhibits with respect to the Assets, Buyer acknowledges that Seller and Manager make no other warranties of any kind whatsoever concerning the physical condition of the Assets or any warranties concerning the physical condition of the Optioned-Vessel Assets. Thus, in so far as the physical condition of the Assets and any of the Optioned-Vessel Assets are concerned, the sale of the Assets and any of the Optioned-Vessel Assets will be made, except as expressly set forth in this Section 2.6 and except for any provisions for repairs or replacements contemplated under this Agreement and in the Escrow Agreement and its exhibits with respect to the Assets, "as-is, where is," without warranties, express or implied, as to the design, condition, merchantability or fitness for a particular purpose, including warranties against redhibitory defects under Louisiana law. For the avoidance of all doubt, the parties hereto acknowledge and agree that the immediately preceding sentence shall not render any of the express representations and warranties set forth in this Agreement void, nor shall it in any way limit the ability of the parties hereto to adjust the Purchase Price for any reason expressly contemplated in this Agreement, the right of the parties hereto relating to the repair or replacement of any Assets as expressly contemplated in this Agreement and in the Escrow Agreement and its exhibits, nor the right of any party hereto to seek and benefit from any right of indemnification to which it may be entitled under this Agreement.

         2.7 FINANCIAL STATEMENTS. Attached hereto as Appendix A are true and complete copies of the (i) unaudited balance sheets of the Vessel Owning Company as of December 31, 2001 and December 31, 2002, (ii) the unaudited statements of income of the Vessel Owning Company for the years ended December 31, 2001 and 2002, including the notes relating thereto, (iii) copies of the unaudited interim balance sheets of the Vessel Owning Company as of March 31, 2003 and
(iv) the unaudited interim statements of income of the Vessel Owning Company for the period from January 1, 2003 through March 31, 2003 (collectively the "Financial Statements"). The Financial Statements and all detailed schedules provided with respect thereto, including without limitation schedules with respect to accounts payable, accounts receivable, accrued liabilities, inventory, fixed assets, prepaid expenses and other assets and liabilities, are true and correct in all respects and, taken as a whole, fairly present, in accordance with generally accepted accounting principles consistently applied, the financial position of the Vessel Owning Company as of the dates indicated and the results of operations of the Vessel Owning Company for the periods then ended. There are no assets or properties of Seller, Manager and the Vessel Owning Company that constitute any part of the Assets or Business, and there are no definite liabilities or, to the knowledge of Stockholder, Manager or Seller, contingent liabilities, that are not reflected in the Financial Statements and such detailed schedules.

         2.8 CUSTOMARY BUSINESS PRACTICE. Neither Stockholder, Seller nor Manager, or any officer, director, employee or agent of such parties acting on behalf of any such parties has made or authorized the making of, directly or indirectly, any offer, payment, promise to pay, or authorization of the payment of any money, or offer, gift, promise to give, or authorization of the giving of anything of value to:

         (a) any political party or official thereof or any candidate for political office; or

         (b) any customer, supplier or competitor of Stockholder, Seller, Manager or any employee, agent, officer or director thereof, as applicable;

in violation of applicable law in order to assist any of the referenced parties in obtaining or retaining business for or with, or directing business to, any person.

         2.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except for the Predicate Transaction and the execution of agreements to effect the Predicate Transaction, there has not been, occurred or arisen any of the following that relate to the Business or the Assets since December 31, 2002:

         (a) any transaction by Seller except in the ordinary course of business;

         (b) any capital expenditure by Seller;

         (c) any change in, or any event, condition or state of facts of any character peculiar to the Assets or the operation of the Business that individually or in the aggregate adversely affects the Business or the Assets, or that affects the validity or enforceability of this Agreement;

         (d) any destruction, damage, or loss suffered by the Business or with respect to any Asset (whether or not covered by insurance) in excess of $1,000.00;

         (e) any increase in the salary or other compensation, including without limitation all wages, salary, deferred payment arrangements, bonus payments and accruals, profit sharing arrangements, payment in respect of stock options or phantom stock options or similar arrangements, stock appreciation rights or similar rights, incentive payments, pension or employment benefit contributions or similar payments, payable or to become payable by Seller or Manager to any of its vessel-based employees, or the declaration, payment or commitment or obligation of any kind for the payment by Seller or Manager of a bonus or increased or additional salary or compensation to any such person;

         (f) any sale, lease or other disposition of any Asset; except for any charter agreements that may be entered into prior to Closing which constitute Permitted Liens;

         (g) any mortgage, pledge, or other encumbrance of any Asset;

         (h) any amendment or termination of any Assumed Contract, except in the ordinary course of business;

         (i) any breach of the terms of any contract or agreement that is material to the Business;

         (j) any commencement, notice of commencement or threat of commencement of any litigation or any governmental proceeding against or investigation of Seller or Manager or the affairs of Seller or Manager;

         (k) any issuance or sale by Seller, other than to Stockholder, of any of Seller's capital stock of any class, or of any other of its securities or other ownership interest, or any commitment, obligation or agreement to do so;

         (l) any liabilities that have not been disclosed in the Financial Statements, other than those incurred in the ordinary course of business since December 31, 2002;

         (m) any waiver or release of any right or claim of Seller;

         (n) any amendment to any national, federal, state, municipal, local, foreign or other tax returns or reports that have been filed in any jurisdiction;

         (o) any transactions by Seller with an affiliate or related party;

         (p) any change by Seller in accounting methods or principles applicable to the Business or the Assets that would be required to be disclosed under generally accepted accounting principles;

         (q) any entry into any commitment of any kind, or the occurrence of any event giving rise to any contingent liability not covered by the foregoing that would have a material adverse effect on the Assets or the Business;

         (r) any change in the manner in which any of the Assets have been historically maintained or repaired; or

         (s) any contract, commitment or agreement to do any of the foregoing.

         2.10 ABSENCE OF DEFAULTS. Neither Seller, Manager nor Stockholder is in default, and no event has occurred which with notice or lapse of time or both would constitute a default, in any way under any term or provision of any agreement or instrument to which Seller, Manager or Stockholder is a party or by which Seller, Manager or Stockholder is bound that relates to or would affect the Business or by or to which any of the Assets is bound or subject or that could adversely affect the ability of Seller, Manager or Stockholder to consummate the transactions contemplated hereby.

         2.11 COMPLIANCE WITH LAWS. There has been no failure by Seller, Manager or Stockholder to comply with any federal, state or local law, statute, ordinance, rule or regulation in any respect that could have an adverse effect on Buyer's ability to conduct normal operations of the Business with the Assets after the Closing or on the ability of Seller, Manager or Stockholder to consummate the transactions contemplated hereby.

         2.12 TAX RETURNS AND REPORTS. All federal, state, local and foreign income, excise, property, sales, use, payroll, informational and other tax returns and reports of the Seller (collectively, the "Tax Returns") have been timely filed (including pursuant to extensions) with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, and all such returns and reports properly reflect the taxes of Seller for the periods covered thereby. All federal income, excise and payroll taxes, and, only insofar as the same relates to the Business and Assets, all state, local and foreign income, excise, property, sales and use taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions which are reflected as due by the Tax Returns, or which are due or are claimed to be due with respect to the periods covered thereby, from Seller (the "Taxes"), have been properly accrued or paid. Seller has not received any notice of assessment or proposed assessment by the Internal Revenue Service ("IRS") or any other taxing authority in connection with any Tax Returns and there are no pending tax examinations of any Tax Returns of or tax claims in respect of the Tax Returns asserted against Seller or the Assets. There has been no disregard of any applicable statute, regulation, rule or revenue ruling in the preparation of any Tax Return applicable to Seller. There are no tax liens on any of the Assets except for Liens for current taxes not yet due and payable. There is no basis for any additional assessment of any Taxes, penalties or interest with respect to Seller that would affect the Assets or the Business. Seller has not waived any law or regulation fixing, or consented to the extension of, any period of time for assessment of any Taxes which waiver or consent is currently in effect.

         2.13 LITIGATION. (a) Except as set forth in Schedule 2.13, there are no actions, claims, suits, investigations, inquiries or proceedings pending against Seller, Manager or Stockholder or in rem against any of the Assets or threatened against Seller, Manager or Stockholder or in rem against any of the Assets, at law or in equity, in any court, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or other instrumentality which could be expected to (i) affect the validity or enforceability of this Agreement or the documents contemplated hereby to be executed by Seller, Manager and/or Stockholder, (ii) restrict the continuing transaction of business with the customers of the Business, (iii) delay consummation of the transactions contemplated hereby or (iv) establish a Lien against any of the Assets; and (b) neither Seller, Manager nor Stockholder is in violation of any order, decree, judgment, award, determination, ruling or regulation of any court, governmental department, commission, board, bureau, agency or other instrumentality, the result of which violation individually or violations in the aggregate has had or could be expected to have an adverse effect on the Business or the Assets or could be expected to (i) affect the validity or enforceability of this Agreement or the documents contemplated to be executed by Seller, Manager and/or Stockholder, (ii) restrict the continuing transaction of business with the customers of the Business or the documents contemplated hereby to be executed by Seller, Manager and/or Stockholder, (iii) delay consummation of the transactions contemplated hereby; or (iv) establish a Lien against any of the Assets.

         2.14 CUSTOMERS AND SUPPLIERS. Schedule 2.14 lists the names and addresses of the customers and suppliers of Seller and the Vessel Owning Company since January 1, 2002. The relationships of Seller and the Vessel Owning Company with the customers and suppliers listed in Schedule 2.14 are satisfactory, and neither Seller, Manager nor Stockholder is aware of any unresolved disputes with any of such customers or suppliers. Since January 1, 2003, no customer or supplier has canceled, limited or notified Seller or the Vessel Owning Company in writing of its intent to cancel, not renew or limit its relationship with Seller or the Vessel Owning Company for any reason including without limitation as a result of complaints concerning the Assets.

         2.15 INVENTORIES. All supply inventories are or have been carried, as applicable, on the books of the Seller or the Vessel Owning Company at the lower of cost or market. No items of the supply inventory of Seller constituting part of the Assets are or will be pledged as collateral, except for pledged inventories that will be released or discharged as of the Closing Time by Seller's and the Vessel Owning Company's lenders, or are held by Seller or other parties on consignment from others. Seller is not committed as of the date hereof, and will not be committed as of the Closing Time, to purchase supply inventories for the Business or otherwise in amounts greater than are required in the ordinary course of business. With respect to supply inventories in the hands of suppliers for which Seller will be committed as of the Closing Time, such inventories will be usable in the ordinary course of business as presently being conducted.

         2.16 ERISA AND RELATED MATTERS.

         (a) Definitions.

                  (i) Benefit Arrangement shall mean any employment, consulting, severance or other similar contract, arrangement or policy, any plan through which participants are provided with a choice between cash and qualified benefits under Section 125 of the Code and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including without limitation any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including without limitation any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, restricted stock, phantom stock, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits that (1) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (2) is (or was within the six-year period ending on the Closing Date) entered into, maintained, contributed to or required to be contributed to, as the case may be, by Seller, Manager, Stockholder or any ERISA Affiliate, and (3) covers any current or former employee, leased employee (within the meaning of Section 414(n) of the Code), director or consultant of Seller, Manager, Stockholder or any ERISA Affiliate (with respect to their relationship with such entities).

                  (ii) COBRA shall mean Section 4980B of the Code and Sections 601 through 608 of ERISA, as amended, and the Regulations promulgated thereunder.

                  (iii) Code shall mean the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder.

                  (iv) Court shall mean any court, tribunal or other judicial or arbitral panel of the United States, any foreign country or any domestic or foreign state and any political subdivision or agency thereof.

                  (v) Employee Plans shall mean all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

                  (vi) ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended, and the Regulations promulgated thereunder.

                  (vii) ERISA Affiliate shall mean any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with Seller, Manager or Stockholder as such terms are defined in Section 414(b), (c), (m) or (o) of the Code.

                  (viii) Laws shall mean all laws, statutes, ordinances, rulings and Regulations of the United States, any foreign country or any domestic or foreign state and any political subdivision or agency thereof, including all decisions of Courts having the effect of law in each such jurisdiction.

                  (ix) Multiemployer Plan shall mean any "multiemployer plan," as defined in Sections 3(37) or 4001(a)(3) of ERISA, that (i) is (or was within the six-year period ending on the Closing Date) entered into, maintained, administered, contributed to or required to be contributed to, as the case may be, by Seller, Manager, Stockholder or any ERISA Affiliate and (ii) covers any employee, former employee or leased employee (within the meaning of Section 414(n) of the Code) of Seller, Manager, Stockholder or any ERISA Affiliate (with respect to their relationship with such entities).

                  (x) PBGC shall mean the Pension Benefit Guaranty Corporation.

                  (xi) Pension Plan shall mean any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer
         Plan) that (1) is (or was within the six-year period ending on the Closing Date) entered into, maintained, administered, contributed to or required to be contributed to, as the case may be, by Seller, Manager, Stockholder or any ERISA Affiliate and (2) covers any current or former employee, leased employee (within the meaning of Section 414(n) of the Code), director or consultant of Seller, Manager, Stockholder or any ERISA Affiliate (with respect to their relationship with such entities).

                  (xii) Regulation shall mean any rule or regulation of any governmental authority having the effect of law.

                  (xiii) Welfare Plan shall mean any "employee welfare benefit plan" as defined in Section 3(1) of ERISA, that (1) is (or was within the six-year period ending on the Closing Date) entered into, maintained, administered, contributed to or required to be contributed to, as the case may be, by Seller, Manager, Stockholder or any ERISA Affiliate and (2) covers any current or former employee, leased employee (within the meaning of Section 414(n) of the Code), director or consultant of Seller, Manager, Stockholder or any ERISA Affiliate (with respect to their relationship with such entities).

         (b) Seller, Manager and Stockholder jointly and severally represent and warrant as follows:

                  (i) Pension Plans. There are no Pension Plans, and none of Seller, Manager, Stockholder or any ERISA Affiliate has ever maintained; contributed, had any obligation to contribute, or incurred any liability for contributions to; or participated or agreed to participate in any Pension Plan.

                  (ii) Multiemployer Plans. There are no Multiemployer Plans, and none of Seller, Manager, Stockholder or any ERISA Affiliate has ever maintained, contributed to, or participated or agreed to participate in any Multiemployer Plan. None of Manager, Stockholder, Seller or any ERISA Affiliate has ever withdrawn, partially or completely, or instituted steps to withdraw, whether partially or completely, from any Multiemployer Plan, nor has any event occurred that would enable a Multiemployer Plan to give notice of and demand payment of any withdrawal liability with respect to Seller, Manager, Stockholder or any ERISA Affiliate.

                  (iii) Welfare Plans. Each Welfare Plan is in material compliance with its terms and, both as to form and operation, with the requirements prescribed by any and all Laws that are applicable to such Welfare Plan, including without limitation ERISA and the Code.

                  (iv) An aggregate estimate of the liabilities of Seller, Manager, Stockholder and any ERISA Affiliate for providing retiree life and medical benefits coverage to active and retired employees of Seller, Manager, Stockholder and any ERISA Affiliate has been made and is reflected on the appropriate balance sheet and books and records according to Statement of Financial Accounting Standards No. 106. Seller, Manager, Stockholder and any ERISA Affiliate have the right to modify or terminate any Welfare Plans that provide coverage or benefits for either or both retired and active employees and/or their beneficiaries.

                  (v) Each Welfare Plan that is a "group health plan," as defined in Section 607(1) of ERISA or Section 5000(b)(1) of the Code, has been operated at all times in material compliance with provisions of Part 6 and 7 of Title I, Subtitle B of ERISA, Sections 1171 through 1179 of the Social Security Act (relating generally to security and electronic transfer of health information) and Sections 4980B, 9801 and 9833 of the Code at all times.

                  (vi) Each Welfare Plan or Benefit Arrangement that is a "health plan" within the meaning of 45 C.F.R. Parts 160 and 164, but not a "small health plan" within the meaning of 45 C.F.R. Parts 160 and 164, satisfies the privacy requirements described in the Regulations issued under sections 262 and 264 of the Health Insurance Portability and Accountability Act of 1996.

                  (vii) No Welfare Plans are self-insured "multiple employer welfare arrangements" as such term is defined in Section 3(40) of ERISA.

                  (viii) Benefit Arrangements. Each Benefit Arrangement is in material compliance with its terms and with the requirements prescribed by any and all Laws that are applicable to such Benefit Arrangement, including without limitation the Code.

                  (ix) Fiduciary Duties and Prohibited Transactions. None of Seller, Manager, Stockholder or any ERISA Affiliate has any liability with respect to any transaction that relates to any Pension Plan or any Welfare Plan and that is in violation of Sections 404 or 406 of ERISA or which constitutes a "prohibited transaction," as defined in Section 4975(c)(1) of the Code and for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code. None of Seller, Manager, Stockholder or any ERISA Affiliate has participated in a violation of Part 4 of Title I, Subtitle B of ERISA by any plan fiduciary of any Welfare Plan or Pension Plan and has no unpaid civil penalty under Section 502(1) of ERISA.

                  (x) Litigation. There is no action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitral action, governmental audit or investigation (including without limitation any such audit or investigation by the Internal Revenue Service, Department of Labor or PBGC) relating to or seeking benefits under any Employee Plan that is pending or, to the knowledge of Seller, Manager or Stockholder, threatened or anticipated against Seller, Manager, Stockholder or any ERISA Affiliate other than routine claims for benefits. No Employee has any claim against Seller, Manager or Stockholder (whether under federal or state law, any employment agreement or otherwise) on account of or for (1) overtime pay, other than overtime pay for the current payroll period; (2) wages or salary for any period other than the current payroll period; (3) vacation, time off, sick time or pay in lieu of any of the foregoing (except as the same has arisen in the ordinary course of business under Seller's, Manager's or Stockholder's existing plans and policies); or (4) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work. No employee has any claim or, to the knowledge of Seller, Manager or Stockholder, basis for any action or proceeding against Seller, Manager or Stockholder, arising under any statute, ordinance or regulation relating to discrimination in employment or employment practices, occupational safety and health standards or workers' compensation.

                  (xi) Unpaid Contributions. None of Seller, Manager, Stockholder or any ERISA Affiliate has any liability for unpaid contributions with respect to any Employee Plan, and Seller, Manager, Stockholder and all ERISA Affiliates have made all required contributions and paid all accrued liabilities under each Employee Plan for all periods through and including the Closing Date. For purposes of the preceding sentence, accrued liability shall include a pro rata contribution to each Employee Plan for that portion of a plan year or other applicable period that precedes the Closing Date, and accrued liabilities for any portion of a plan year or other applicable period shall be determined by multiplying the liability for the entire such year or period by a fraction, the numerator of which is the number of days preceding the Closing Date in such year or period, and the denominator of which is the number of days in such year or period, as the case may be.

                  (xii) Change of Control Payments and Compensation Reduction Limitations. The execution of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment (whether of separation pay or otherwise) becoming due from Seller, Manager, Stockholder or any ERISA Affiliate to any current or former employee, director or consultant, or result in the vesting, acceleration of payment or increase in the amount of any benefit payable to or in respect of any such current or former employee, director or consultant of Seller, Manager, Stockholder or any ERISA Affiliate. There is no contract, agreement, plan or arrangement covering any current or former employee, director, or consultant of Seller, Manager, Stockholder or any ERISA Affiliate that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 162(a)(1), 162(m), and/or 280G of the Code or would require the payment of an excise tax imposed by Section 4999 of the Code or of any gross up of any such excise tax.

                  (xiii) Copies of Documentation. Seller, Manager and Stockholder have delivered to Buyer pursuant to this Agreement a true and complete set of copies of (1) all Employee Plans and related trust agreements, annuity contracts or other funding instruments as in effect immediately before the Closing Date, together with all amendments thereto that shall become effective at a later date; (2) the latest Internal Revenue Service determination letter obtained with respect to any such Employee Plan qualified or exempt under Section 401 or 501 of the Code; (3) annual reports (Form 5500 series or the alternative filing, if applicable, under ERISA Regulation Section 2520.104-23) and certified financial statements for the most recently completed three fiscal years for each Employee Plan required to file such form, together with the most recent actuarial report, if any, prepared by the Employee Plan's enrolled actuary; (4) all summary plan descriptions for each Employee Plan required to prepare, file and distribute summary plan descriptions; (5) copies of all documentation relating to the correction of Pension Plan defects under IRS Employee Plans Compliance Resolution System or any predecessor or similar IRS program; (6) all summaries furnished or made available to employees, officers and directors of Seller, Manager, Stockholder or any ERISA Affiliate, as applicable, of all incentive compensation, other plans and fringe benefits for which a summary plan description is not required; (7) current registration statements on Form S-8 and amendments thereto with respect to any Employee Plan; and (8) the notifications to employees of their rights under COBRA and (9) copies of all employee leasing agreements, in any form, regarding the vessel-based employees described in Section 5.9 of this Agreement that are employed in the Business entered into by Manager, the Seller or the Vessel Owning Company. A list of all Employee Plans is attached as Schedule 2.16 to this Agreement.

                  (xiv) Sarbanes-Oxley Act Compliance. Seller, Manager, Stockholder and each ERISA Affiliate have complied in all material respects with all aspects and requirements of the Sarbanes-Oxley Act of 2002 and the Regulations promulgated pursuant thereto applicable to any Employee Plans maintained by Seller, Manager, Stockholder and each ERISA Affiliate.

         2.17 CONTRACTS AND COMMITMENTS. Schedule 2.17 contains a true, complete and correct list (and Seller has previously delivered to Buyer true, complete and correct copies) of all of the following documents or agreements, or summaries of material oral agreements or understandings, directly relating to the Business or primarily to the Assets to which, on the date of this Agreement, Seller, Manager or Stockholder is a party, or which directly affect the Business, the Assets or the transactions contemplated hereby and all documents or agreements which may require any action or consent in connection with such transactions, as they may have been amended to the date hereof:

         (a) any written employment or consulting agreement, contract or commitment with any Vessel-based employee or any contract or agreement with other consultants;

         (b) any agreement, contract or commitment with any party containing any covenant limiting the ability of Seller, Stockholder or any Vessel-based employee of Seller or Manager to engage in business or to compete in any location or with any person;

         (c) any agreement, contract or commitment relating to the future disposition or acquisition of any investment in any party or of any interest in any business enterprise involving the Business or the Assets;

         (d) any contract or commitment for capital expenditures or the acquisition or construction of fixed assets;

         (e) any contract or commitment for the sale or furnishing of materials, supplies, merchandise, equipment or services;

         (f) any written agreement, instrument or other arrangement, or any unwritten agreement, contract, commitment or other arrangement, between or among Seller and any of the affiliates of parties related to Seller;

         (g) any contract which grants to any person a preferential right to purchase any of the assets or properties of Seller;

         (h) any contract, agreement or commitment with respect to the discharge or removal of a Contaminant (as defined in Section 2.23 below) other than in the ordinary course of business; and

         (i) any other agreement or instrument not made in the ordinary course of business.

There is no course of dealing, waiver, side agreement, arrangement or understanding applicable to any such contract of Seller, Manager or Stockholder.

         2.18 PATENTS, TRADEMARKS AND COPYRIGHTS. Seller neither owns nor is a licensee or sublicensee of any patents, trademarks, copyrights or other intellectual property rights relating to the Business or Assets except for (i) such rights that are incorporated by the manufacturers into the Assets, without granting Seller any specified rights therein; and (ii) software license agreements and related contracts relating to the Business or the Assets, pursuant to which the payment of all costs, fees and royalties have been duly and timely paid by Seller or its predecessors and no event of default has occurred thereunder. There have been no claims made, and neither Seller, Manager or Stockholder has received any notice and does not otherwise know or have reason to believe that the operation of the Business or any of the Assets is in conflict with the rights of others.

         2.19 INSURANCE. Schedule 2.19 sets forth a true, complete and correct list of all insurance policies of any kind or nature covering the Business and the Assets, including without limitation policies of life, fire, theft, employee fidelity, worker's compensation, property and other casualty and liability insurance, and indicates the type of coverage, name of insured, the insurer, the premium, the expiration date of each policy and the amount of coverage for statutory workers' compensation. Schedule 2.19 also sets forth a list of any currently pending claims and any claims asserted under such policies or similar policies with respect to the Business or Assets within the last three (3) years. The premiums for the insurance policies listed in Schedule 2.19 have been fully paid. The insurance afforded under such policies or certificates is in full force and effect and will continue to cover the Business and the Assets through the Closing. True, complete and correct copies of each such policy have been made available to Buyer.

         2.20 EMPLOYEES. Schedule 2.20 lists all vessel-based employees of Seller and Manager relating to the Business, the dates of hire and the rates of pay for each such employee, and all commission, bonus or other compensation or expense reimbursement or allowance arrangements between Seller, Manager and any such employees. Schedule 2.20 lists each management or employment contract or contract for personal services and a description of any understanding or commitment between Seller, Manager and any vessel-based employee, independent contractor or other person or entity. A true and complete copy of such contracts and a description of such understandings and commitments has been delivered to Buyer. Neither Seller nor Manager has at any time prior to the Closing Date made, and neither will thereafter make, any statement or communication of any kind regarding whether, or the terms and conditions upon which, any such vessel-based employee may be employed by Buyer, unless expressly requested to do so in writing by Buyer.

         2.21 LABOR AGREEMENTS; DISPUTES. Neither Seller nor Manager is a party to or has any obligation under any collective bargaining agreement or other labor union contract, white paper or side agreement with any labor union or organization, nor any obligation to recognize or deal with any labor union or organization. There are no pending or overtly threatened representation campaigns, elections or proceedings or questions concerning union representation involving any vessel-based employees of Seller or Manager engaged in the Business. There are no overt activities or efforts of any labor union or organization (or representatives thereof) to organize any vessel-based employees engaged in the Business, nor of any demands for recognition or collective bargaining, nor of any strikes, slowdowns, work stoppages or lock-outs of any kind, or overt threats thereof, by or with respect to any of its vessel-based employees, or any actual or claimed representatives thereof, and no such activities, efforts, demands, strikes, slowdowns, work stoppages or lock-outs occurred during the three-year period preceding the date hereof. There are no charges or complaints involving any federal, state or local civil rights enforcement agency or court; complaints or citations under the Occupational Safety and Health Act or any state or local occupational safety act or regulation; unfair labor practice charges or complaints with the National Labor Relations Board; or other claims, charges, actions or controversies pending, or threatened or proposed, involving Seller or Manager and any vessel-based employee, former employee or any labor union or other organization representing or claiming to represent such employees' interests, which could adversely affect the Business. Each of Seller and Manager is and has heretofore been in compliance in all material respects with all laws, rules and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, the sponsorship, maintenance, administration and operation of (or the participation of its vessel-based employees in) employee benefit plans and arrangements and occupational safety and health programs, and neither Seller nor Manager is engaged in any violation of any law, rule or regulation related to employment, including unfair labor practices or acts of employment discrimination, which could adversely affect the Business.

         2.22 REGULATORY FILINGS. Seller and Manager have filed all reports, statements, documents, registrations, filings or submissions required, in connection with the operation of the Business or the Assets, to be filed by Seller or Manager with any federal, state, municipal or other governmental department, commission, board, bureau, agency or other instrumentality. All such filings complied with applicable law when filed and no deficiencies have been asserted by any such regulatory authority with respect to such filings or submissions.

         2.23 ENVIRONMENTAL AND HEALTH AND SAFETY MATTERS.

         (a) As used in this Section 2.23(a) and Section 2.23(b) all terms appearing in initial capitals shall have the meaning given them in Section 2.23(b) hereof. With respect to the Business and the Assets, (i) the operations of Seller and Manager comply in all material respects with all applicable environmental, health and safety statutes, treaties, conventions, rules, ordinances, and regulations in all jurisdictions in which Seller and Manager conducts business, including without limitation all Domestic Environmental Laws and Foreign Environmental Laws applicable to the jurisdictions in which operations are conducted; (ii) none of the operations of Seller or Manager are subject to any judicial or administrative proceeding alleging the violation of any Domestic Environmental Law or Foreign Environmental Law; (iii) none of the operations of Seller or Manager are the subject of any federal or state investigation evaluating whether any Remedial Action is needed to respond to a Release of any Contaminant or other substance into the environment; (iv) neither Seller nor Manager has any notice under any Domestic Environmental Law or Foreign Environmental Law applicable to the jurisdiction in which operations of Seller or Manager are conducted indicating past or present treatment, storage or disposal of a hazardous waste or reporting a Release of a Contaminant or other substance into the environment; (v) neither Seller nor Manager has any contingent liability in connection with any Release of any Contaminant or other substance into the environment, including without limitation any contingent liability for failure to report a Release involving a Vessel; (vi) none of the operations of Seller or Manager involve the generation, transportation, treatment or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any state equivalent thereof, in violation of any Domestic Environmental Law or Foreign Environmental Law applicable to the jurisdiction in which operations of Seller or Manager are conducted, including without limitation statutes, regulations and laws pertaining to permits and manifests; (vii) no Lien in favor of any governmental authority for (A) any liability under Domestic Environmental Laws or Foreign Environmental Laws applicable to the jurisdiction in which operations of Seller or Manager with respect to the Business are conducted, or (B) damages arising from or costs incurred by such governmental authority in response to a release of a Contaminant or other substance into the environment has been filed or attached to any of the Assets;
(viii) neither Seller or Manager has Released any Contaminant from the Vessel into waters of the United States or other navigable waters in violation of any Domestic Environmental Law or any Foreign Environmental Law; (ix) neither Seller or Manager have received notice of any violation of any Domestic Environmental Law or any Foreign Environmental Law based on past Releases of any Contaminant into waters of the United States or other navigable waters; and (x) neither Seller or Manager know of any Environmental Claims by any person based on alleged exposure(s) to any Contaminant resulting from the operations of the Business or the Assets.

         (b) Environmental Definitions. Each of the following terms shall have the meaning indicated below:

                  "Contaminant" shall mean those substances or materials that are defined as hazardous or toxic or that are regulated by or form the basis of liability under any Domestic Environmental Law or Foreign Environmental Law, including without limitation asbestos, polychlorinated biphenyls ("PCBs"), and radioactive substances, or any other material or substance that constitutes a health, safety or environmental hazard to any person or property.

                  "Domestic Environmental Laws" shall mean all federal, state or local laws relating to health, safety or the environment, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") (42 U.S.C. Section 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.
         Section 6901 et seq.), the Clean Air Act (42 U.S.C. 7401 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601 et seq.), the National Environmental Policy Act (42 U.S.C. Section 4321 et seq.), the Oil Pollution Act (33 U.S.C. Section 2701 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), the Marine Protection, Research, and Sanctuaries Act (33 U.S.C. Section 1401 et seq.), the Outer Continental Shelf Lands Act (43 U.S.C. Section 1331 et seq.) and the Act to Prevent Pollution from Ships (33 U.S.C. Sections 1901-1912, including without limitation Annexes I, II and V of the International Convention for the Prevention of Pollution from Ships, 1973, as modified by the Protocol of 1978 relating thereto (MARPOL 73/78) done at London on February 17, 1978), as these laws have been amended or supplemented, and any analogous state or local statutes, rules or ordinances and the regulations promulgated pursuant thereto.

                  "Environmental Claim" shall mean any accusation, allegation, notice of violation, claim, demand, abatement or other order or direction (conditional or otherwise) by any governmental authority or any person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including without limitation sudden or non-sudden, accidental or non-accidental Releases) of or exposure to any Contaminant, odor or audible noise, into or onto the environment (including without limitation the air, ground, water or any surface) at, in, by, from or related to the Business or the Assets, (ii) the transportation, storage, treatment or disposal of materials in connection with the operation of the Business or Assets, (iii) the violation or alleged violation of any statutes, ordinances, orders, rules, regulations, Permits or licenses of or from any governmental authority, agency or court relating to environmental matters connected with the Business or the Assets or (iv) any other violation of any Domestic Environmental Laws or Foreign Environmental Laws.

                  "Foreign Environmental Laws" shall mean any applicable international treaties or conventions and the environmental health and safety statutes, rules and regulations of non-U.S. jurisdictions in which Seller and Manager conduct business.

                  "Permit" shall mean any permit, approval, authorization, license variance, or permission required from a governmental authority under any applicable Domestic Environmental Laws or Foreign Environmental Laws.

                  "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment, or into or out of any property owned or leased by Seller or Manager, including the movement of any Contaminant through or in the air, soil, surface water, groundwater, or property and including without limitation the meanings of such words as set forth in the laws, applicable treaties, rules, ordinances or regulations or analogous governmental provisions referred to under Domestic Environmental Laws or Foreign Environmental Laws.

                  "Remedial Action" shall mean all actions required or voluntarily undertaken to (1) clean up, remove, treat, or in any other way address any Contaminant in the indoor or outdoor environment; (2) prevent the Release or threat of Release, or minimize the further Release of any Contaminant so it does not migrate or endanger or threaten to endanger public health or welfare of the indoor or outdoor environment; or (3) perform pre-remedial studies and investigations and post-remedial monitoring and care.

         2.24 BROKERS/ADVISORS. All negotiations with respect to this Agreement and the transactions contemplated hereby have been carried out by Seller, Manager and Stockholder directly with Buyer, without the intervention of any person on behalf of Seller, Manager or Stockholder in such manner as to give rise to any valid claim by any person against Buyer for a finder's fee, brokerage commission or similar payment.

         2.25 DISCLOSURE. Each response by Seller, Manager and/or Stockholder by or through its officers, employees or other representatives to inquiries in connection with the due diligence performed by representatives of Buyer, as revised or updated by subsequent disclosures and this Agreement, was complete and accurate in all material respects. Copies of the most recent versions of all documents and other written information referred to herein or in the schedules that have been delivered or made available to Buyer are true, correct and complete copies thereof and include all amendments, supplements or modifications thereto or waivers thereunder. Such documents and other written information do not omit any material facts necessary, in light of the circumstances under which such information was furnished, to make the statements set forth therein not misleading. Except as expressly set forth in this Agreement and the schedules or in the certificates or other documents delivered pursuant hereto, there are no other facts which will or may reasonably be expected to have any materially adverse effect on the value of the Business or the Assets.

         2.26 TRANSACTIONS WITH AFFILIATES. There are no contracts or arrangements (formal or informal, written or oral) related directly or indirectly to the Business or the Assets between Seller and any other persons controlling, under common control with or controlled by Seller, Manager or Stockholder which will not be terminated effective at the Closing Time, provided that the termination of any such contracts or arrangements shall not have an adverse effect on the Business or the Assets or on the ability of Buyer to operate the Business or Assets after the Closing.

         2.27 CONSOLIDATED GROUP. The Seller is not and has not since its incorporation been treated as a member of a consolidated group for purposes of the preparation of financial statements or of tax returns including the Seller.

         2.28 NO MARAD FINANCINGS OR GUARANTEES. The United States Maritime Administration ("MARAD") has not financed or guaranteed any obligation of Seller, Manager, Stockholder, the Vessel Owning Company or any of their respective affiliates with respect to the Vessel.

         2.29 ACTIONS BY VESSEL OWNING COMPANY AND OPTIONED-VESSEL OWNING COMPANIES. The representations or warranties set forth above in Sections 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, 2.11, 2.12, 2.13, 2.14, 2.15, 2.16, 2.21, 2.22,
2.23, 2.25 or 2.26, irrespective of whether same is made by Manager, Stockholder and/or Seller, would not be in breach if such representations or warranties were made by the Vessel Owning Company. The representations or warranties set forth above in Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.6(b), 2.7, 2.8, 2.9, 2.10, 2.11,
2.12, 2.13, 2.14, 2.15, 2.16, 2.19, 2.20, 2.21, 2.22, 2.23 (except that no representations and warranties with respect to asbestos shall be made), 2.24, 2.25, 2.26, 2.27, 2.28 and 2.9, irrespective of whether same is made by Manager, Stockholder and/or Seller, would not be in breach if such representations or warranties were made by any of the Optioned-Vessel Owning Companies; provided, however, that all references to "Assets," "Business," "Vessel" and "Vessel Owning Company" contained in the representations and warranties referenced above, shall be deemed for purposes hereof to be references to "Optioned-Vessel Assets," "Optioned-Vessel Business," "Optioned-Vessel" and "Optioned-Vessel Owning Company," as the context requires, and, where appropriate, references to "Seller" shall be deemed for purposes hereof to be references to the "Optioned-Vessel Owing Companies."

         2.30 MARITAL PROPERTY AGREEMENT. The Marital Property Agreement attached hereto as Schedule 2.30 was prepared, duly executed and recorded in the Parish of St. Mary, State of Louisiana by Stockholder and Stockholder's spouse, Janet Rebecca Smith, in compliance with all applicable laws in the State of Louisiana, and was freely entered into by Stockholder and Stockholder's spouse, and neither of such parties were under duress at the time of the execution and recordation of said Marital Property Agreement. The Marital Property Agreement is in legal form sufficient and appropriate to accomplish the intended purposes set forth therein and is binding on and enforceable against Stockholder and Stockholder's spouse, such that Stockholder's spouse has no claim against the assets, properties or interests of Stockholder and thus has no claim against the Assets, including the Vessels, the Business relating to any such Assets, the Optioned-Vessels, including the Optioned-Vessels, or the Optioned-Vessel Businesses relating to any such Optioned-Vessel Assets. Neither Stockholder nor Stockholder's spouse have taken any steps to abrogate, restrict, circumvent or void the intended purposes and effects of the Marital Property Agreement, nor have they failed to act, in any manner which could have the effect of rescinding, withdrawing or making null and void the Marital Property Agreement, and have taken all steps required under applicable Louisiana law to maintain the effectiveness of the Marital Property Agreement, and such agreement is in full force and effect as of the date of the execution of this Agreement and will continue in full force and effect as of the Closing Date and as of the date of the closing of the purchase of an Optioned-Vessel pursuant to the exercising of an option under Section 5.13. Since the execution of the Marital Property Agreement, neither Stockholder nor Stockholder's spouse have taken any action, including co-mingling of funds, transmuting property, etc., affecting any of the assets, interests or properties owned by Stockholder, including, the Stockholder's separate ownership interest in Seller, Manager, the Assets the Business, the Optioned-Vessels, including the Optioned-Vessels, or the Optioned-Vessel Businesses relating to any such Optioned-Vessel Assets in anyway, that could deem them to be community property or jointly owned property of Stockholder and Stockholder's spouse. There has been nothing in Stockholder's spouse's conduct, statements or actions that suggests that she would or could take a position contrary to the facts that the Marital Property Agreement is now and as of the Closing Date and as of the date of the closing of the purchase of an Optioned-Vessel pursuant to the exercising of an option under Section 5.13 shall be valid and enforceable and that she does not and could not assert any claim against any of the Stockholder's assets, interests or properties, and thus not against the Assets, including the Vessels, the Business relating to any such Assets, the Optioned-Vessels, including the Optioned-Vessels, or the Optioned-Vessel Businesses relating to any such Optioned-Vessel Assets.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
                                    OF BUYER

         Buyer represents and warrants to Seller, Manager and Stockholder that:

         3.1 ORGANIZATION AND GOOD STANDING. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

         3.2 AUTHORITY OF BUYER. Buyer has all requisite corporate power and authority to enter into this Agreement and the documents contemplated hereby to be executed by Buyer and to perform the obligations to be performed by Buyer hereunder and thereunder. The execution, delivery and compliance by Buyer with the terms of this Agreement and the documents contemplated hereby to be executed by Buyer, and the consummation by Buyer of the transactions contemplated hereby and thereby have been, or will be before the Closing, duly authorized by all necessary corporate actions by Buyer. This Agreement has been duly executed and delivered by Buyer. This Agreement constitutes, and the documents contemplated hereby to be executed by Buyer upon their execution and delivery as herein provided will constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

         3.3 NO CONFLICTS. The execution and delivery of this Agreement by Buyer, and the consummation of the transactions contemplated hereby, and the execution and delivery by Buyer of, and the consummation of the transactions contemplated by, the documents contemplated hereby to be executed by Buyer, will not (a) violate or conflict with any existing term or provision of any law, statute, ordinance, rule, regulation, order, writ, judgment, injunction or decree applicable to Buyer so as to materially and adversely affect the ability of Buyer to consummate the transactions contemplated hereby or thereby; (b) conflict with or result in a breach of or default under any of the terms, conditions or provisions of the articles of association or regulations of Buyer or any agreement or instrument to which Buyer is a party or by which Buyer or any of the assets or properties thereof may be bound or subject, where such breach or default may reasonably be expected to materially and adversely affect the ability of Buyer to consummate the transactions contemplated hereby or thereby; (c) result in the creation or imposition of any Lien upon the assets or properties of Buyer, where such Lien may reasonably be expected to materially and adversely affect the ability of Buyer to consummate the transactions contemplated hereby or thereby; (d) give to others any right of termination, cancellation, acceleration or modification in or with respect to any agreement or instrument to which Buyer is a party, or by Buyer or any of the assets or properties of the same may be bound or subject, where such termination, cancellation, acceleration or modification of any such agreement or instrument may reasonably be expected to materially and adversely affect the ability of Buyer to consummate the transactions contemplated hereby or thereby; or (e) breach any fiduciary duty of Buyer to any person or entity, where such breach may reasonably be expected to materially and adversely affect the ability of Buyer to consummate the transactions contemplated hereby or thereby.

         3.4 CONSENTS AND APPROVALS. The execution and delivery by Buyer of this Agreement and the documents contemplated hereby to be executed by Buyer, compliance by Buyer with the terms hereof and thereof, and the consummation by Buyer of the transactions contemplated hereby and thereby, do not require Buyer to obtain any consent, approval or action of, or make any filing with or give any notice to (other than filings and press releases required under applicable securities laws) any corporation, person or firm or other entity or any public, governmental or judicial authority, the failure to obtain which may reasonably be expected to materially and adversely affect the ability of Buyer to consummate the transactions contemplated hereby or thereby.

         3.5 BROKERS/ADVISORS. All negotiations with respect to this Agreement and the transactions contemplated hereby have been carried out by Buyer directly with Seller, Manager and Stockholder, without the intervention of any person on behalf of Buyer in such manner as to give rise to any valid claim by any person against Seller, Manager or Stockholder for a finder's fee, brokerage commission or similar payment.

                                   ARTICLE 4
           ACTIONS BY SELLER, MANAGER AND STOCKHOLDER PENDING CLOSING

         Seller, Manager and Stockholder shall (and Stockholder shall cause Seller and Manager, as applicable, to), between the date hereof and the Closing Date, comply with the provisions of this Article 4, except to the extent that Buyer may otherwise consent in writing or to the extent otherwise required or permitted by this Agreement.

         4.1 CONDUCT OF BUSINESS. Seller and Manager shall operate the Business only in the usual, regular and ordinary manner and, to the extent consistent with such operation, use its best efforts to maintain, preserve and protect the Assets and the business organization of the Business, all in coordination and cooperation with Buyer and shall keep available the services of its present officers and employees and shall preserve the present relationships with persons having dealings with Seller, Manager or Stockholder as the same relate to the Business. Neither the Seller, Manager nor Stockholder shall take any of the actions enumerated in Section 2.9 hereof or enter into any contract of the nature enumerated in Section 2.16 hereof without the prior written approval of Buyer.

         4.2 CONTINUED ADMINISTRATION. Seller will administer (or shall cause to be administered) each and every employee benefit plan described in Schedule 2.16 hereto in accordance with the provisions of the Code and ERISA.

         4.3 RECORDS. Seller shall maintain (or shall cause to be maintained) the books, accounts and records relating to the Business and Assets in the usual, regular and ordinary manner.

         4.4 MAINTENANCE OF INSURANCE. Seller shall maintain (or shall cause to be maintained) in full force and effect all of the presently existing insurance coverage described in Schedule 2.19 hereto, or insurance comparable to such existing coverage, and shall cause Buyer to receive the benefit of such coverage from and after the Closing with respect to incidents occurring before the Closing.

         4.5 REPORTS. Seller, Manager and Stockholder shall cause the Vessel Owning Company to deliver to Buyer copies of all financial statements, reports or analyses with respect to the Business which are prepared or received between the date hereof and the Closing Date promptly after such preparation or receipt and regardless of whether such financial statements, reports or analyses are prepared internally or by third parties. Seller, Manager and Stockholder agree that the nature and timing of financial statements, reports and analyses with respect to the Vessel Owning Company which have historically been regularly prepared will not be changed.

         4.6 ADDITIONAL DISCLOSURE. From the date of this Agreement to and including the Closing Date, Seller, Manager or Stockholder, as applicable, shall, promptly after the occurrence thereof is known to Seller, Manager and/or Stockholder, as applicable, advise Buyer of each event subsequent to the date hereof which causes any covenant of Seller, Manager or Stockholder to be breached or causes any representation or warranty of Seller, Manager or Stockholder contained herein to no longer be true, correct or complete.

         4.7 TAXES. From the date of this Agreement to and including the Closing Date, Seller and Stockholder shall (and Stockholder shall cause Seller to) continue to timely file all Tax Returns with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, and insure that all Taxes have been properly accrued or paid when due.

         4.8 REQUIRED FINANCIAL STATEMENTS. Immediately after the closing of the transactions contemplated in the Purchase Agreement, Seller, Manager and Stockholder shall cooperate with HOSI, Buyer and HOSI's independent public accountant as and when requested by HOSI from time to time. Such cooperation shall include, without limitation, providing comfort that the necessary information to complete an audit will be available from Seller, Manager and All the Vessel Owning Companies and providing appropriate responses, requested information and representation letters to the auditors and otherwise facilitating the ability of the auditors to issue their audit opinion without qualification in connection with the preparation of such audited balance sheets, income statements and statements of cash flows with respect to All the Vessel Owning Companies, all to the extent necessary to provide the above audited financial statements with respect to the Business and the Five Vessel Businesses, for the years ended December 31, 2001 and 2002, and of unaudited financial statements for any quarters and other interim periods during the fiscal periods ending December 31 2002 and in 2003, as may be determined and requested by HOSI, upon the advice of its counsel and the independent public accountant, to be (a) useful in the business of HOSI or its affiliates; (b) necessary to assist HOSI and its affiliates in complying with certain covenants contained in HOSI's indenture agreement or (c) required by the rules and regulations of the Securities and Exchange Commission in connection with filings that may be made or may be required to be made by HOSI under the Securities Act, the Securities Exchange Act of 1934, as amended, and any related rules, regulations or state statutes, rules or regulations. As soon as reasonably practicable after the Closing Date, Seller shall deliver to Buyer copies of (i) the unaudited interim balance sheets of All the Vessel Owning Companies as of the Closing Date and (ii) the unaudited interim statements of income and cash flows of All the Vessel Owning Companies for the period from April 1, 2003 through the Closing Date, if the closing occurs during June 2003, or if occurring after the end of such month, through June 30, 2003 and for the period from July 1, 2003 through the Closing Date, and with respect to each of the Optioned-Vessel Owning Companies, the financial statements referenced in (i) and
(ii) above after the Closing Date until the earlier of (a) the expiration of all the options set forth in Section 5.13 for the purchase of the Optioned-Vessels or (b) the exercise of all the options to purchase the Optioned-Vessels. The statements referenced in (i) and (ii) above shall only reflect the results of operations for the relevant time period, in accordance with generally accepted accounting principles. Manager and Seller expressly acknowledge and agree that if HOSI's independent public accountant requests that Manager and/or Seller provide financial data and supporting documentation in order to successfully perform or facilitate its audit and review procedures applicable to the Business and the Five Vessel Businesses and the Optioned-Vessel Businesses, for the purpose of allowing the presentation of financial information on a combined basis with respect to All the Vessel Owning Companies, the Business, Five Vessel Businesses and the Optioned-Vessel Businesses, Manager and Seller shall cooperate fully with such accountant and shall provide (and Stockholder shall cause Manager and Seller to so cooperate and provide) such financial data and supporting documentation to such accountant.

                                   ARTICLE 5
                  COVENANTS OF SELLER, MANAGER AND STOCKHOLDER

         Seller, Manager and Stockholder covenant and agree with Buyer that:

         5.1 APPROVALS. Seller, Manager and Stockholder shall obtain, and shall cooperate with Buyer in obtaining, as promptly as possible, all approvals, authorizations and clearances of governmental and regulatory bodies and officials required to consummate the transactions contemplated hereby. Seller, Manager and Stockholder shall provide such other information and communications to governmental and regulatory authorities, as such governmental and regulatory authorities or Buyer may request and shall obtain the requisite consents of third parties required to consummate the transactions contemplated hereby. Notwithstanding any other language herein, Buyer shall not be required to make any payment or other concession or to assume any obligation (other than with respect to contracts expressly assumed hereunder) in connection with obtaining such consents.

         5.2 COMPLIANCE WITH LEGAL REQUIREMENTS. Seller, Manager and Stockholder shall comply promptly with all requirements which federal or state law may impose on Seller, Manager, Stockholder or any of their respective affiliates with respect to the transactions contemplated by this Agreement, and will promptly cooperate with and furnish information to Buyer in connection with any such requirements imposed upon it in connection therewith.

         5.3 BOOKS AND RECORDS. Seller and Manager shall make all their books and records related to the operation of the Business or the Assets available to Buyer during normal business hours for any reasonable business purpose or shall deliver copies thereof to Buyer. Following the Closing Time, the Candy Cruiser, Seller and Manager shall cause all the books and records of the Vessel Owning Companies related to the Business or Assets and of all of the Optioned-Vessel Assets and the Optioned-Vessel Businesses available to Buyer during normal business hours for any reasonable business purpose or shall deliver copies thereof to Buyer.

         5.4 INVESTIGATION BY BUYER. From and after the date hereof and until the Closing Date, Seller, Manager and Stockholder shall each permit Buyer and its counsel, accountants and other representatives reasonable access during normal business hours to the properties, books, contracts, commitments and other records directly related to the Business and Assets including without limitation tax returns, declarations of estimated tax and tax reports, and, during such period, Seller, Stockholder and Manager shall furnish promptly to Buyer all other information concerning the Business, Assets and personnel as Buyer may reasonably request; provided, however, that NO INVESTIGATION PURSUANT TO THIS
SECTION 5.4 OR OTHERWISE SHALL LIMIT THE EFFECT OF ANY REPRESENTATIONS OR WARRANTIES CONTAINED IN THIS AGREEMENT.

         5.5 CERTAIN ACTS OR OMISSIONS. Seller, Manager and Stockholder shall not (a) omit to take any action called for by any of their covenants contained in this Agreement, or (b) take any action which they are required to refrain from taking by any of such covenants. Seller, Manager and Stockholder shall, before the Closing, cure any violation or breach of any of their representations, warranties or covenants contained in this Agreement which becomes known, occurs or arises subsequent to the date of this Agreement and shall obtain the satisfaction of all conditions to Closing set forth in this Agreement.

         5.6 CONFIDENTIALITY. Unless compelled to disclose information by judicial or administrative process or by other requirements of law, neither Seller, Manager nor Stockholder shall, before the Closing Date, disclose or allow any of their respective affiliates to disclose to third parties any information that Seller, Manager or Stockholder has obtained from Buyer in connection with this Agreement with respect to Buyer or any of its affiliates, and from and after the Closing Date neither Seller, Manager nor Stockholder shall disclose or allow any of their respective affiliates to disclose to third parties and will not use for its or their own account or allow its or their affiliates to use for their own accounts, any trade secrets, business secrets or other information relating to the Business or the Assets or any information that Seller, Manager or Stockholder has obtained from Buyer in connection with this Agreement with respect to Buyer or any of its affiliates, provided, however, that Manager shall have a right to use such information relating to the Business or Assets that was in Manager's possession prior to the Closing Date, but solely and only to the extent necessary for Manager to operate the M/V Candy Clipper, M/V Candy Cruiser, M/V Candy Carrier and its crew boats after the Closing Date. The parties hereto acknowledge and agree that the terms and provisions of this Agreement are intended by the parties to supplement, but not supercede, the terms of that certain Confidentiality Agreement dated April 24, 2003 (the "Confidentiality Agreement") and that the confidentiality obligations set forth herein and therein shall remain in full force and effect notwithstanding the closing of the transactions contemplated in this Agreement or anything to the contrary contained in this Agreement or the Confidentiality Agreement. Solely for the purpose of preventing any of the transactions contemplated by this Agreement from being a "reportable transaction" pursuant to Treas. Reg. Section 1.6011-4(b)(3), each Party to this Agreement (and each employee, representative or other agent of each) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of transactions contemplated in this Agreement and all materials of any kind (including opinions or other tax analysis) that are or have been provided to any Party relating to such tax treatment and tax structure.

         5.7 CONTRACTS; LIABILITIES. Neither Seller, Manager nor the Stockholder shall enter into any contracts or incur any liabilities relating to the Business or the Assets other than in the ordinary course of business without the prior written consent of Buyer.

         5.8 EMPLOYEE MATTERS.

         (a) Manager and Buyer shall enter into a Crew Management Agreement in substantially the form attached hereto as Appendix B ("Crew Management Agreement") pursuant to which Manager shall provide for the Vessel the crew members then currently assigned to such Vessel for a period of fourteen days after the Closing Time or such other period of time as may be specified by Buyer (the "Crew Lease Period").

         (b) Manager acknowledges that Buyer may, in its sole discretion and with no obligation to do so, immediately after expiration of the Crew Lease Period for the Vessel or earlier if in accordance with this Agreement a public announcement is made with respect to this transaction, offer employment to any or all of the vessel-based employees employed by Manager in the Business on such terms as Buyer may deem appropriate (any such employee who accepts employment with Buyer hereinafter being referred to as a "Hired Employee"). Manager shall cooperate with Buyer to facilitate any such offers if so requested by Buyer. Manager further agrees that if necessary it will provide its vessel-based employees with notice of the sale and termination of employment in advance of their termination in connection with the transactions contemplated herein, in accordance with all applicable laws including, but not limited to the Workers Adjustment and Retraining Notification Act ("WARN") 29 U.S.C. Section 2101 et seq. Manager agrees to assume sole liability for payment of all wages earned and accrued benefits of any Hired Employees, including vacation, through their last day of employment with Manager (the "Termination Date") and shall pay or make arrangement to pay the same on or before the Termination Date. Manager agrees to assume sole responsibility and liability for any COBRA obligation which may accrue with respect to any vessel-based employee not hired by Buyer who does not continue employment with Manager as a result of the sale of the Vessel. Manager agrees to maintain each of its "group health plans" as defined in Section 2.16(b)(ix) for the benefit of its employees not hired by Buyer pursuant to Section 5.9 after the Closing Date and until such time as termination of such group health plans will not result in Buyer having any COBRA obligation as a successor employer with respect to this transaction. Manager agrees to be solely responsible for the reemployment rights of any vessel-based employee not hired by Buyer because such vessel-based employee was on an authorized leave of absence from Manager under the Uniformed Services Employment and Reemployment Rights Act of 1994, the Family Medical Leave Act of 1993 or similar laws or because the vessel-based employee was on any other form of authorized leave of absence with reemployment rights which is sponsored by Manager. Under no circumstance will Buyer be responsible for, and Buyer does not assume, any obligations of Manager arising out of or related to any accrued or unpaid vacation, sick leave or any other employee benefit due and owing to any employee of Manager through such employee's Termination Date or any severance benefit due any employee of Manager.

         (c) Nothing contained herein however shall be deemed to guarantee employment for any Hired Employee for any period of time or preclude Buyer's ability to terminate the employment of any Hired Employee for any reason subsequent to such employee's date of hire. Buyer expressly reserves for itself the right to evaluate the performance of all Hired Employees and the staffing levels of the Business immediately following their respective hire dates and/or at any point thereafter.

         5.9 ENFORCEMENT OF RIGHTS AND BENEFITS. At the request of Buyer, Seller and Stockholder shall enforce any right, obligation or benefit to which Seller, Stockholder or any affiliate of such parties may be entitled to under any agreements entered into between Seller and the Vessel Owning Company for the purchase by Seller of the Business and Assets. If permitted under such agreements, and if so requested by Buyer, Seller shall assign any rights or benefits under such agreements.

         5.10 OSV BUSINESS INQUIRIES. For a period of five (5) years following the Closing Date, if Seller, Manager or Stockholder receives any inquiries from customers or potential customers relating to offshore service vessel business that cannot be serviced by vessels owned or operated by Seller or Manager, the party receiving such inquiry shall refer such customer or potential customer to Buyer (and promptly notify Buyer of such referral, together with contact information from the inquirer) at no cost or fee to Buyer or the customer.

         5.11 REPAIRS. The Parties shall cooperate with each other in good faith prior to the Closing Date and during the time period covered by the Escrow Agreement to mutually agree to any repairs or equipment purchases deemed reasonably necessary by Buyer and Seller to ensure that the Vessel is in Reasonable Operating Condition, unless Seller makes and pays (or commits to make and pay) for such mutually agreed repairs and equipment purchases. Seller shall make and pay for any repairs or equipment purchases for the Vessel requested by Buyer and agreed to by Seller within one hundred eighty days (180) days after the Closing Date or sixty (60) days after completion of the inspection of the Vessel by Buyer subsequent to Closing, whichever is later, which Buyer and Seller reasonably agree are necessary to ensure that the Vessel is in Reasonable Operating Condition, unless the repairs and equipment purchases are made and paid for pursuant to the procedures set forth in the Escrow Agreement. In the event of any disagreements between the Parties with respect to the amount, type or quality of repairs and equipment purchases necessary for the Vessel that are not resolved within ten (10) days from the day the dispute arises, the dispute shall be referred to and resolved by the Surveyor (as defined in the Escrow Agreement and its exhibits) in the manner contemplated in paragraphs 8, 9 and 10 of Exhibit A to the Escrow Agreement. The fees and expenses of the Surveyor shall be shared equally by Buyer and Seller.

         5.12 NO PURCHASE OR CONSTRUCTION. As a further inducement for the Buyer to enter into the transactions set forth herein and to pay the Purchase Price contemplated herein to Seller, Seller, Manager and Stockholder acknowledge and agree that for a period of five (5) years after the Closing Date, each such party shall not directly or indirectly lease, purchase or construct any offshore supply vessels. Crew boats, including those listed on Schedule 5.14 and otherwise subject to regulation under 46 CFR 175 (Subchapter T), shall not be restricted.

         5.13 VESSEL OPTIONS. As an inducement for Buyer to enter into this transaction, effective as of the Closing Date, Seller, Candy Cruiser and Stockholder hereby grant to Buyer and/or Buyer's designee(s) three separate options with each such option granting Buyer the right to purchase one of the following vessels and the business related to such vessel (each such vessel and related business being referred to herein individually as an "Optioned-Vessel" and the "Optioned-Vessel Business" and, collectively, as the "Optioned-Vessels" and "Optioned-Vessel Businesses") for a purchase price of One Million Five Hundred Thousand Dollars and No/100 ($1,500,000.00) each; the M/V CANDY CLIPPER (O/N 965884); the M/V CANDY CRUISER (O/N 655319); and the M/V CANDY CARRIER (O/N 630379). Each such option will be exercisable independently of any other option at any time by Buyer for a period of twelve (12) months following the Closing Date by delivery to Seller of a written notice exercising any such option (each an "Exercise Notice"), and the parties shall close the purchase of the Optioned-Vessel in question within ten (10) days after such exercise, or such later date as may be specified by Buyer in its sole discretion, in accordance with the protocols set forth in Schedule 5.13. An option that is not exercised in writing within the prescribed twelve month period shall terminate at the end of such period; provided, however that nothing contained herein shall prevent an option from being exercised during such twelve month period and consummated after the expiration of such period. For so long as any of the options set forth in this Section 5.13 are in effect, the Seller shall not sell, transfer, hypothecate or convey any of its ownership interests in the Candy Cruiser to any party, nor shall the Candy Cruiser sell, transfer, hypothecate or convey any of the Optioned-Vessels to any party, and the Stockholder and Seller shall, as the case may be, cause the covenants in this sentence to be complied with as required hereunder provided, however, that notwithstanding the foregoing, each of the Optioned-Vessels may be hypothecated to the extent that (i) each such Optioned-Vessel is hypothecated for no more than $1,500,000.00 and (ii) any documentation relating to such hypothecation expressly allows for the release of any Liens on such Optioned-Vessel upon the payment of an amount not to exceed $1,500,000.00.

         5.14 OWNERSHIP OF VESSELS. Seller acknowledges and agrees that at the Closing it shall, and Stockholder shall cause Seller to, either directly hold title to all of the vessels set forth in Schedule 5.14 or directly or indirectly own all of the issued and outstanding ownership interests of any companies or other entities ("Ship Holdcos") that own title to the vessels set forth in
Schedule 5.13. Seller shall deliver copies of appropriate documentation evidencing Seller's ownership of such vessels or Ship Holdcos, as the case may be, within thirty (30) days after the Closing. Seller shall not sell, assign, transfer or otherwise convey title to all or substantially all of its assets (assets for this purpose including Seller's ownership interests in the Ship Holdcos) for a term of twenty-four (24) months following the Closing Date, without the prior written consent of Buyer, which shall not be unreasonably withheld or delayed. Seller, Manager and Stockholder shall act in good faith and shall not take any action to circumvent its obligations under this Section 5.13, including, without limitation, through a corporate restructuring, transferring of assets, dissolving or liquidating its assets, whether voluntary, involuntary or by operation of law.

                                   ARTICLE 6
                               COVENANTS OF BUYER

         Buyer covenants and agrees with Seller and Stockholder that:

         6.1 APPROVALS. Buyer shall take all reasonable steps, and shall use reasonable commercial efforts to obtain, and shall cooperate with Seller and Stockholder in obtaining, as promptly as possible, all approvals, authorizations and clearances of governmental and regulatory bodies and officials required to consummate the transactions contemplated hereby. Buyer shall provide such other information and communications to governmental and regulatory authorities as such governmental and regulatory authorities or Seller and Stockholder may reasonably request and shall use reasonable commercial efforts to obtain any requisite consents of third parties, to the extent required to consummate the transactions contemplated hereby but only if no payment or other concessions are required of Buyer to obtain such consents.

         6.2 COMPLIANCE WITH LEGAL REQUIREMENTS. Buyer shall use reasonable commercial efforts to comply promptly with all requirements which federal or state law may impose on it or any of its affiliates with respect to the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to Seller and Stockholder in connection with any such requirements imposed upon them in connection therewith.

         6.3 CERTAIN ACTS OR OMISSIONS. Buyer shall not (a) omit to take any action called for by any of its covenants in this Agreement or (b) take any action which it is required to refrain from taking by any of such covenants. Buyer shall use all reasonable efforts to cure, before the Closing, any violation or breach of any of its representations, warranties or covenants contained in this Agreement which becomes known, occurs or arises subsequent to the date of this Agreement and to obtain the satisfaction of all conditions to Closing set forth in this Agreement.

         6.4 ACCESS TO RECORDS. Buyer hereby agrees to make any books and records of Seller that are transferred to Buyer in consequence of the Closing available (or to deliver copies thereof) to Seller during normal business hours for any reasonable business purpose.

         6.5 VESSEL MARKINGS. Buyer agrees that as soon as practicable after the Closing, Buyer shall remove the Manager's markings from the Vessel and remark same with Buyer's markings and shall, within a period of ninety (90) days after the Closing Time, repaint the Vessel according to Buyer's colors and specifications.

                                   ARTICLE 7
                            CONDITIONS TO OBLIGATIONS
                                    OF BUYER

         Except as may be waived in writing by Buyer, the obligations of Buyer to consummate this Agreement and the transactions to be consummated by Buyer hereunder on the Closing Date shall be subject to the following conditions:

         7.1 PREDICATE TRANSACTION AND PURCHASE AGREEMENT TRANSACTIONS. Seller shall, and Stockholder shall cause Seller to, have consummated the acquisition (the "Predicate Transaction") of the Assets, the Business, the Five Vessel Assets and Related Businesses, the Optioned-Vessels and the Optioned-Vessel Businesses from Candy Cap L.P XII, XV, XVI, XVII, XVIII and XIV, Vessel One Corporation and Candy Cruiser, Inc. (collectively, "All the Vessel Owning Companies" and, specifically, the Vessel One Corporation and Candy Cruiser being collectively referred to herein as the "Optioned-Vessel Owning Companies" and Candy Cap L.P. XVII being individually referred to as the "Vessel Owning Company"), as appropriate, and shall provide executed conveyance documents reasonably satisfactory to Buyer evidencing the consummation by Seller of the acquisition of such Business and Assets, including without limitation, delivery at the Closing of original executed bills of sale in favor of the Seller conveying title to the Vessel free and clear of all Liens to Seller in the Predicate Transaction and copies of executed bills of sale conveying title to the other vessels set forth in Schedule 5.14 free and clear of all Liens to Seller, including the Optioned-Vessels. In addition, the Buyer shall have consummated the acquisition of the Five Vessel Assets and Related Businesses from Seller pursuant to the terms of the Purchase Agreement.

         7.2 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller, Manager and Stockholder contained in this Agreement or in any certificate or document executed and delivered by Seller, Manager and/or Stockholder to Buyer pursuant to this Agreement shall have been true and correct on the date made and shall be true and correct on and as of the date of the delivery and execution of all documents required to consummate the Closing as though such representations and warranties were made at and as of such date.

         7.3 COMPLIANCE WITH AGREEMENT. On and as of the Closing Date, Seller, Manager and Stockholder shall have performed and complied with the covenants and agreements required by this Agreement to be performed and complied with by Seller, Manager and Stockholder on or before the Closing Date.

         7.4 CERTIFICATE OF SELLER, MANAGER AND STOCKHOLDER. Stockholder shall have delivered to Buyer a certificate and Seller, Candy Cruiser and Manager shall have delivered to Buyer an officer's certificate (signed on behalf of such company by its President) dated the Closing Date certifying the fulfillment of the conditions specified in Sections 7.1, 7.2 and 7.3 hereof.

         7.5 NO ACTION OR PROCEEDING. On the Closing Date, no action or proceeding by any public authority or any other person shall be pending before any court or administrative body or overtly threatened to restrain, enjoin or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby, and no action or proceeding by any public authority or private person shall be pending before any court or administrative body or overtly threatened to recover any damages or obtain other relief as a result of this Agreement or the transactions contemplated herein or as a result of any agreement entered into in connection with or as a condition precedent to the consummation thereof, which action or proceeding could result in a decision, ruling or finding which would adversely affect the Business or the Assets or Buyer's ability to conduct normal operations with the Assets after the Closing.

         7.6 CONSENTS, AUTHORIZATIONS, ETC. All orders, consents, permits, authorizations, approvals and waivers of every governmental entity or third party required for the consummation of the transactions contemplated hereby, and all filings, registrations and notifications to or with all governmental entities required with respect to the consummation of such transactions, shall have been obtained or given.

         7.7 CORPORATE ACTION BY SELLER AND MANAGER. All action necessary to authorize the execution, delivery and performance by each of Seller and Manager of this Agreement shall have been duly and validly taken by each of Seller and Manager, and Seller and Manager shall have each delivered to Buyer copies, certified as of the Closing Date by the Secretary of Seller and Manager, as applicable, of all resolutions of the Board of Directors and stockholders of Seller and Manager authorizing this Agreement and the transactions contemplated by this Agreement.

         7.8 CORPORATE ACTION BY BUYER AND HOSI. All action necessary to authorize the execution, delivery and performance by each of Buyer and HOSI of this Agreement shall have been duly and validly taken by Buyer and HOSI.

         7.9 COMPLETION OF DUE DILIGENCE. Buyer shall have completed to its satisfaction a due diligence review of Seller and the Assets, including, without limitation review of the customer contracts relating to the Business and comfort that the Assets are in good working condition, ordinary wear and tear excepted, and are free from asbestos, the latter of which may be satisfied by a written certification from an unaffiliated third party certifying that no asbestos materials were used in the manufacture of the Vessel.

         7.10 COMPLETION OF DRYDOCK AND SURVEY. A drydocking of the Vessel shall have been completed and Buyer shall have had the opportunity to inspect the Vessel and have a representative present at such drydocking and be satisfied after such inspection and observation of the drydocking, in its sole discretion, that the Vessel is in Reasonable Operating Condition, or that repairs will be made to the Vessel under the Escrow Agreement to ensure that the Vessel will be in Reasonable Operating Condition.

         7.11 EVIDENCE OF US FLAG STATUS AND CLASSIFICATIONS. Buyer is provided with evidence reasonably satisfactory to such parties of the Vessel's flag status, regulatory and hull and machinery classification society compliance including without limitation review of current certification (supporting material to include status reports and most recent dry-dock survey reports, regulatory agency and internal reports, and shipyard invoices).

         7.12 NONCOMPETITION AGREEMENTS. Seller, Stockholder and Manager shall have each delivered to Buyer an executed counterpart of the Noncompetition Agreement in substantially the form of Appendix C attached hereto as an inducement for Buyer to enter into this Agreement and consummate the transactions contemplated hereby.

         7.13 OPINION OF COUNSEL. Buyer shall have received an opinion, addressed to Buyer and dated the Closing Date, of counsel for Seller, Manager and Stockholder, in form and substance reasonably satisfactory to Buyer and their counsel.

         7.14 INSTRUMENTS OF CONVEYANCE. Seller shall deliver to Buyer bills of sale, assignments and other instruments conveying title to the Business and Assets, including the Vessels, to Buyer as set forth in Section 1.1, free and clear of all Liens, other than Permitted Liens. All such instruments of conveyance shall be in form and content reasonably satisfactory to Buyer and its counsel.

         7.15 NO MATERIAL ADVERSE CHANGE. No incident or event shall have occurred resulting in material or significant destruction, damage to, or loss of any Asset (whether or not covered by insurance).

         7.16 CREDITOR RELEASES. Each of Seller's and All of the Vessel Owning Companies creditors shall have released any Liens on the Assets, and Seller shall deliver evidence of same, including without limitation, Satisfaction of Mortgages releasing Liens against the Assets held by Key Corporate Capital Inc. and MARCAP Corporation, and all required consents of any person or entity to the conveyance of the Assets to Buyer shall have been obtained.

         7.17 PHYSICAL POSSESSION AND CONTROL. Effective physical possession and control of the Vessel, including any other assets (constituting part of the Assets), documents and certificates appurtenant to and/or required to be on board the Vessel, shall be tendered by Seller and taken over by Buyer, with the Vessel, safely afloat in international waters offshore Louisiana, to be evidenced by the execution and delivery by Buyer and Seller of a Protocol of Delivery and Acceptance in substantially the form attached hereto as Appendix D, and the remaining Assets shall be delivered by Seller to Buyer at the offices of Buyer or such other location(s) as may be agreed between Buyer and Seller.

         7.18 DELIVERY OF OTHER DOCUMENTS AND INSTRUMENTS. The following additional documents shall have been executed and delivered by Seller, Manager and Stockholder, as applicable:

         (a) Consents. Copies of all required consents and approvals;

         (b) Specific Assignments. Specific assignments of the Certificates, as well as the contracts and leases identified in Schedule 2.6 and any significant contracts, proprietary information and permits that Buyer may reasonably request to assure their continuity, together with any consents to such assignments that may be required;

         (c) Certificate of Secretary. A Certificate of the Secretary of Seller and Manager attesting to the incumbency and the signature specimens with respect to the officers of such entity executing the Agreement and any other document delivered pursuant to the Agreement by or on behalf of such entity, and attesting to such other instruments and documents as counsel for Buyer shall reasonably request;

         (d) Releases. Releases in substantially the form attached hereto as Appendix E of any and all claims that Seller, Manager and Stockholder may have against the Business, the Assets, and Buyer and its affiliates, except as may arise hereunder or under any documents executed in connection herewith; and

         (e) Other Requested Documents. Further instruments and documents, in form and content reasonably satisfactory to counsel for Buyer, as may be necessary or reasonably appropriate more fully to consummate the transactions contemplated hereby.

         7.19 FUNDING. Buyer shall have secured sufficient equity and/or debt financing and otherwise generated sufficient cash flows to fund the purchase of the Assets, including, without limitation, the Vessel.

         7.20 AUDIT. Buyer shall be satisfied with the completion of the audit on the balance sheets, income statements and statements of cash flows with respect to All the Vessel Owning Companies, all to the extent necessary to provide audited financial statements as referenced above with respect to the Business, the Five Vessel Businesses and the Optioned-Vessel Businesses, for the years ended December 31, 2001 and 2002, and of unaudited financial statements for any quarters and other interim periods during the fiscal periods ending December 31, 2002 and in 2003, and shall have received an audit opinion without qualification from its auditor in connection with the above referenced audited financial statements or, if the audits are completed to the satisfaction of Buyer as referenced above with respect to the Business and the Five Vessel Business but are not completed for the Optioned-Vessel Businesses, Buyer shall have determined, in its sole discretion, that an audit can be successfully completed, allowing the presentation of financial information on a combined financial basis, with respect to the Optioned-Vessel Businesses, and that it will be able to receive an audit opinion without qualification from its auditor in connection with such audited financial statements.

         7.21 TERMINATION OF MANAGEMENT AGREEMENT. Seller shall deliver to Buyer documentation evidencing termination of the Management Agreement.

                                   ARTICLE 8
                            CONDITIONS TO OBLIGATIONS
                       OF SELLER, MANAGER AND STOCKHOLDER

         Except as may be waived in writing by Seller, Manager and Stockholder, the obligations of Seller, Manager and Stockholder to consummate this Agreement and the transactions to be consummated by Seller, Manager and Stockholder hereunder on the Closing Date shall be subject to the following conditions:

         8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained in this Agreement or in any certificate or document executed and delivered by Buyer to Seller and Stockholder pursuant to this Agreement shall be true and correct on the date made and shall be true and correct on and as of the date of the delivery and execution of all documents required to consummate the Closing as though such representations and warranties were made at and as of such date.

         8.2 COMPLIANCE WITH AGREEMENT. On and as of the Closing Date, Buyer shall have performed and complied in all material respects with the covenants and agreements required by this Agreement to be performed and complied with by Buyer on or before the Closing Date.

         8.3 CERTIFICATE OF OFFICER. Buyer shall have delivered to Seller an officer's certificate, dated the Closing Date and signed on behalf of Buyer by the Chief Executive Officer, President or a Vice President of Buyer, certifying the fulfillment of the conditions specified in Sections 8.1 and 8.2 hereof.

         8.4 NO ACTION OR PROCEEDING. On the Closing Date, no action or proceeding by any public authority or any other person shall be pending before any court or administrative body or overtly threatened to restrain, enjoin or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby, and no action or proceeding by any public authority or private person shall be pending before any court or administrative body or overtly threatened to recover any damages or obtain other relief as a result of this Agreement or the transactions contemplated herein or as a result of any agreement entered into in connection with or as a condition precedent to the consummation thereof, which action or proceeding could reasonably be expected to result in a decision, ruling or finding which would have a material adverse effect on the ability of Buyer to fulfill its obligations under this Agreement.

         8.5 CONSENTS, AUTHORIZATIONS, ETC. All orders, consents, permits, authorizations, approvals and waivers of every governmental entity or third party required for the consummation of the transactions contemplated hereby, and all filings, registrations and notifications to or with all governmental entities required with respect to the consummation of such transactions, shall have been obtained or given; provided, however, that any third-party consent not obtained by Seller, Manager or Stockholder, but waived by Buyer, shall not be an unfulfilled condition hereunder.

         8.6 CORPORATE ACTION BY BUYER. All action necessary to authorize the execution, delivery and performance by Buyer of this Agreement shall have been duly and validly taken by Buyer and Buyer shall have delivered to Seller and Stockholder copies, certified as at the Closing

Date by the Secretary of Buyer, of all resolutions of the Board of Directors of Buyer authorizing this Agreement and the transactions contemplated by this Agreement.

         8.7 DELIVERY OF PURCHASE PRICE. The Purchase Price shall have been delivered in the manner described in Section 1.3.

         8.8 PREDICATE TRANSACTION. Seller shall have consummated the Predicate Transaction.

         8.9 OPINION OF COUNSEL. Seller, Stockholder and Manager shall have received an opinion, addressed to such parties and dated the Closing Date, of counsel for Buyer, in form and substance reasonably satisfactory to Seller, Stockholder and Manager and their counsel.

         8.10 NO MATERIAL ADVERSE CHANGE. No incident or event shall have occurred resulting in a material adverse change to HOSI and its subsidiaries (including Buyer) taken as a whole; provided, however, that changes in economic conditions or affecting the energy service sector or the offshore maritime vessel industry, in either case as a whole, shall not constitute such a material adverse change.

                                   ARTICLE 9
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         The respective representations and warranties made by the parties in this Agreement or in any certificate or document executed and delivered by either party to the other party pursuant to this Agreement, shall survive the Closing Date and the consummation of the transactions contemplated hereby, regardless of any investigation made by the parties hereto for a period of thirty-six (36) months following the Closing Date; provided, however, that notwithstanding the foregoing, the representations and warranties of Seller, Manager and Stockholder under (i) Sections 2.1, 2.3, 2.4, 2.5, 2.30 and the first sentence of Sections 2.6(a) and (b) shall survive without time limitations after the Closing Date and the consummation of the transactions contemplated hereby; (ii) Sections 2.16 and 2.20 shall survive for a period of six (6) years following the Closing Date and the consummation of the transactions contemplated hereby; and (iii) Sections 2.12, 2.22 and 2.23 shall survive the Closing Date for the period stated in the applicable statute of limitations governing the subject matter thereof. Notice of indemnification claims for a breach of a representation or warranty must be made in accordance with Section 10.3 below before expiration of the applicable survival period, if any, set forth herein.

                                   ARTICLE 10
                                 INDEMNIFICATION

         10.1 INDEMNIFICATION OF PURCHASER INDEMNITEES. Seller, Manager and Stockholder, jointly and severally, hereby agree to indemnify and hold the Purchaser Indemnitees (as defined below) harmless from and against:

         (a) any and all liabilities, obligations, damages, deficiencies and expenses resulting from any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of Seller, Manager or Stockholder under the terms of this Agreement;

         (b) any and all liabilities, obligations, damages, deficiencies and expenses resulting from any actions, suits, proceedings, or demands taken or made against any Purchaser Indemnitee, the Business or the Assets (i) by any previous or existing equity holders of Manager, Seller, the Optioned-Vessel Owning Companies or the Vessel Owning Company, (ii) by any other third party having a previous or existing contractual or other relationship with Seller, Stockholder or Manager or (iii) by Stockholder's spouse, arising out of or relating to the Letter, this Agreement or the transactions contemplated hereby and thereby;

         (c) any and all liabilities, obligations, damages, deficiencies and expenses resulting from any actions, suits, proceedings, or demands listed in
Schedule 2.13;

         (d) any ad valorem taxes that Seller is responsible for paying under
Section 1.7;

         (e) any and all liabilities, obligations, damages, deficiencies and expenses resulting from any action or suit or loss suffered or incurred by any Purchaser Indemnitee resulting or arising from (i) any Environmental Claim and
(ii) any expenses (voluntary or involuntarily incurred) relating to investigation, removal, cleanup and/or remediation of any Contaminant present at or arising out of the operation of the Business or the Assets at any time before the Closing Time;

         (f) any and all liabilities, obligations or losses that may be asserted against any Purchaser Indemnitee that are related to or arising as a result of the ownership of the Business, the Assets and/or the use and operation of the Business and the Assets at any time before the Closing Time;

         (g) any Excluded Liabilities; and

         (h) all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including reasonable attorneys' fees, incident to the foregoing.

         10.2 INDEMNIFICATION OF SELLER INDEMNITEES. Buyer agrees to indemnify and hold Seller Indemnitees (as defined below) harmless from and against:

         (a) any and all liabilities, obligations, damages, deficiencies and expenses resulting from any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of Buyer under the terms of this Agreement;

         (b) any and all liabilities, obligations or losses arising as result of Buyer's failure to discharge and perform the Assumed Contracts;

         (c) any and all liabilities, obligations, damages, deficiencies and expenses resulting from any action or suit or loss suffered or incurred by any Seller Indemnitee resulting or arising from (i) any Environmental Claim and (ii) any expenses (voluntary or involuntarily incurred) relating to investigation, removal, cleanup and/or remediation of any Contaminant arising out of the operation of the Business or the Assets from and after the Closing Time;

         (d) any and all liabilities, obligations or losses arising as a result of ownership of the Assets and/or the use and operation of the Assets from and after the Closing Time; and

         (e) all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including reasonable attorneys' fees, incident to the foregoing.

         10.3 METHOD OF ASSERTING CLAIMS, ETC. The items listed in Section 10.1 and Section 10.2 are, net of any proceeds of insurance actually collected or tax benefits actually received with respect thereto by a party seeking indemnification, sometimes collectively referred to herein as "Damages"; provided that such reference shall be understood to mean the respective damages from and against which Buyer and its officers, directors, stockholders, agents, attorneys, direct and indirect parents and other affiliates (the "Purchaser Indemnitees") or Seller, Manager and Stockholder and their respective officers, directors, agents, attorneys, direct and indirect parents and other affiliates (the "Seller Indemnitees"), as the case may be, are indemnified as the context requires. The person claiming indemnification hereunder, whether a Purchaser Indemnitee or a Seller Indemnitee, is sometimes referred to as the "Indemnified Party" and the party against whom such claims are asserted hereunder is sometimes referred to as the "Indemnifying Party." All claims for indemnification by an Indemnified Party under Section 10.1 or Section 10.2 hereof, as the case may be, shall be asserted and resolved as follows:

         (a) If any claim or demand for which an Indemnifying Party would be liable for Damages to an Indemnified Party hereunder is overtly asserted against or sought to be collected from such Indemnified Party by a third party (a "Third Party Claim"), such Indemnified Party shall with reasonable promptness (but in no event later than thirty (30) days after the Third Party Claim is so asserted or sought against the Indemnified Party) notify in writing the Indemnifying Party of such Third Party Claim enclosing a copy of all papers served, if any, and specifying the nature of and specific basis for such Third Party Claim and the amount or the estimated amount thereof to the extent then feasible, which estimate shall not be conclusive of the final amount of such Third Party Claim (the "Claim Notice"). For this purpose the commencement of any audit or other investigation for Taxes concerning the Business or Assets shall constitute a Third Party Claim. Notwithstanding the foregoing, failure to so provide a Claim Notice as provided above shall not relieve the Indemnifying Party from its obligation to indemnify the Indemnified Party with respect to any such Third Party Claim except to the extent that a failure to so notify the Indemnifying Party in reasonably sufficient time prejudices the Indemnifying Party's ability to defend against the Third Party Claim. The Indemnifying Party shall have thirty (30) days from delivery of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such Third Party Claim and (ii) whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Third Party Claim.

         (b) If the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party does not dispute its liability to the Indemnified Party and that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Article 10, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, such Third Party Claim by all appropriate proceedings, which proceedings shall be diligently prosecuted by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party (but only if the Indemnifying Party is liable hereunder to the Indemnified Party for the full amount of, and all obligations under, such settlement; otherwise, no such settlement shall be agreed to without the prior written consent of the Indemnified Party).

If the Indemnifying Party is liable hereunder to the Indemnified Party for the full amount of such Third Party Claim, the Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party (but only if the Indemnified Party is actually entitled to indemnification hereunder or if the Indemnifying Party assumes the defense with respect to the Third Party Claim), to file during the Notice Period any motion, answer or other pleadings which the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and not prejudicial to the Indemnifying Party (it being understood and agreed that if an Indemnified Party takes any such action which is prejudicial and conclusively causes a final adjudication which is adverse to the Indemnifying Party, the Indemnifying Party shall be relieved of its obligations hereunder with respect to such Third Party Claim); and provided further, that if requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party elects to contest, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the person asserting the Third Party Claim, or any cross-complaint against any person. The Indemnified Party may participate in, but not control (except if the Indemnifying Party is not liable hereunder to the Indemnified Party for the full amount of such Third Party Claim, in which case whichever of the Indemnifying Party or the Indemnified Party is liable for the largest amount of Damages with respect to the Third Party Claim shall control), any defense or settlement of any Third Party Claim with respect to which the Indemnifying Party is participating pursuant to this Section 10.3(b), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation.

         (c) If the Indemnifying Party fails to notify the Indemnified Party within the Notice Period that the Indemnifying Party does not dispute its liability to the Indemnified Party and that the Indemnifying Party desires to defend the Indemnified Party pursuant to this Article 10, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the person asserting the Third Party Claim, or any cross-complaint against any person. Notwithstanding the foregoing provisions of this Section 10.3(c), if the Indemnifying Party has timely notified the Indemnified Party that the Indemnifying Party disputes its liability to the Indemnified Party and if such dispute is resolved in favor of the Indemnifying Party by final, nonappealable order of a court of competent jurisdiction, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section 10.3(c) or of the Indemnifying Party's participation therein at the Indemnified Party's request and the Indemnified Party shall reimburse the Indemnifying Party in full for all costs and expenses of such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this
Section 10.3(c) (other than a dispute as to the Indemnifying Party's liability to the Indemnified Party) and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

         (d) If any Indemnified Party should have a claim against any Indemnifying Party hereunder which does not involve a Third Party Claim, the Indemnified Party shall notify the Indemnifying Party of such claim by the Indemnified Party, specifying the nature of and specific basis for such claim and the amount of the estimated amount of such claim (the "Indemnity Notice"). If the Indemnifying Party does not notify the Indemnified Party within thirty
(30) days from delivery of the Indemnity Notice that the Indemnifying Party disputes such claim, the amount or estimated amount of such claim as specified by the Indemnified Party shall be conclusively deemed a liability of the Indemnifying Party. If the Indemnifying Party has timely disputed such claim, as provided above, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction or as the parties otherwise at such time agree.

         10.4 PAYMENT OF INDEMNITY. Any indemnity claim shall be paid in cash by the Indemnifying Party to or on behalf of the appropriate Indemnified Party. If the Purchaser Indemnitees assert an indemnity claim which is resolved and paid for pursuant to the procedures set forth in the Escrow Agreement, the Purchaser Indemnitees shall not have an additional right of indemnity pursuant to this
Article 10 for the matter that was the subject of that claim under the Escrow Agreement, unless the escrowed funds are insufficient to fund the indemnity obligations claimed by the Purchaser Indemnitees and then only to the extent of the amounts not funded by the escrowed funds.

         10.5 CERTAIN LIMITATIONS. (a) Notwithstanding anything to the contrary contained in this Agreement, Seller, Manager and Stockholder shall not be required under this Article 10 to indemnify a Purchaser Indemnitee for Damages that individually or in the aggregate are less than $10,000 (the "Seller Deductible Amount"); provided, however, that (i) it is acknowledged and agreed by the parties hereto that such Damages shall accumulate until such time or times that such accumulated Damages exceed the Seller Deductible Amount, at which time Seller, Manager and Stockholder shall indemnify the Purchaser Indemnitees for the full amount of any Damages in excess of the Seller Deductible Amount and (ii) any indemnity claims pursuant to Sections 10.1(b),
(c) and (d) shall not be subject to the Seller Deductible Amount.

         (b) The Stockholder's maximum liability for indemnification claims with respect to the matters set forth in Sections 10.1(b), (c) and (d) shall, subject to the terms of Section 13.12, be unlimited. If and to the extent Seller, Manager and Stockholder comply with the terms of Section 5.14, Stockholder's maximum liability with respect to all other matters (other than as described in the preceding sentence) shall be limited to 25% of the Purchase Price.

         (c) Notwithstanding anything to the contrary contained in this Agreement, Buyer shall not be required under this Article 10 to indemnify a Seller Indemnitee for Damages that individually or in the aggregate are less than $10,000 (the "Purchaser Deductible Amount"); provided, however, that it is acknowledged and agreed by the parties hereto that such Damages shall accumulate until such time or times that such accumulated Damages exceed the Purchaser Deductible Amount, at which time Buyer shall indemnify the Seller Indemnitees for the full amount of any Damages in excess of the Purchaser Deductible Amount.

                                   ARTICLE 11
                                   TERMINATION

         This Agreement may be terminated at any time before the Closing Date:

         (a) by mutual consent of Buyer, on the one hand, and Seller, Manager and Stockholder, on the other hand;

         (b) by Buyer, upon notice of termination of its obligation to consummate the transaction delivered to Seller, Manager and Stockholder, if Buyer reasonably has determined that there has been any breach of any material covenant of Seller, Manager and/or Stockholder or that Seller, Manager and/or Stockholder have breached any of its or their material representations or warranties, stating in particularity the default or defaults on which the notice is based; provided, however, that Seller, Manager and/or Stockholder shall, after receipt of such notice, have thirty (30) days in which to cure such breach and, if so cured, Buyer shall, for that reason, have no right to terminate this Agreement;

         (c) by Seller, Manager and/or Stockholder upon notice of termination of their obligation to consummate the transaction delivered to Buyer, if Seller, Manager and/or Stockholder have reasonably determined that there has been any breach of any material covenant of Buyer or that Buyer has breached any of its material representations or warranties, stating in particularity the default or defaults on which the notice is based; provided, however, that Buyer shall, after receipt of such notice, have thirty (30) days in which to cure such breach and, if so cured, Seller, Manager and/or Stockholder shall, for that reason, have no right to terminate this Agreement;

         (d) by either Buyer, on the one hand, or Seller, Manager or Stockholder, on the other hand, if the Closing has not occurred on or before July 31, 2003; or

         (e) by Buyer if the Agreement and the transactions contemplated hereunder are not approved by HOSI' Board of Directors before July 31, 2003.

         If this Agreement is terminated pursuant to (a), (d), or (e) above, such termination shall be without liability of any party, or any director, officer, employee, agent, consultant or representative of such party, to any other party to this Agreement by Buyer or Seller, Manager and Stockholder, except as specifically provided in this Agreement. If this Agreement is terminated pursuant to (b) or (c) above, the rights and remedies granted hereby are cumulative and nonexclusive of any other right or remedy available to the terminating party at law or in equity. The parties agree that the Business and the Assets are unique in character and, if Seller, Manager and/or Stockholder defaults, damages suffered by Buyer may not be readily ascertainable. Accordingly, Seller, Manager and Stockholder agree that Buyer, at its option, shall be entitled to the equitable remedy of specific performance, provided, however, that specific performance shall not be available if for any reason the Predicate Transaction is not consummated.

                                   ARTICLE 12
                                     NOTICES

         All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

         If to Seller, to:

                  Kenneth I. Nelkin
                  1207 Front Street
                  Morgan City, Louisiana 70380
                  Attention: Kenneth I. Nelkin
                  Fax:  (985) 384-2721

         If to Stockholder or Manager, to:

                  Kenneth I. Nelkin
                  1207 Front Street
                  Morgan City, Louisiana 70380
                  Fax:  (985) 384-2721

         With a copy (which shall not constitute notice) to:

                  Edward H. Arnold, Esq.
                  Locke Liddell & Sapp LLP
                  601 Poydras Street, Suite 2400
                  New Orleans, LA 70130-6036
                  Fax:  (504) 558-5200

         And to:

                  Ricky J. Leblanc
                  Leblanc and Carpenter
                  PO Box 3479
                  Morgan City, Louisiana 70381
                  Fax: (985) 384-2635

         If to Buyer, to:

                  HOS-IV, LLC
                  c/o Hornbeck Offshore Services, Inc.
                  414 North Causeway Blvd.
                  Mandeville, Louisiana 70448
                  Attention:  Todd M. Hornbeck

                  Fax: (985) 727-2006

         With a copy (which shall not constitute notice) to:

                  R. Clyde Parker, Jr., Esq.
                  Winstead Sechrest & Minick P.C.
                  600 Town Center One
                  1450 Lake Robbins Drive
                  The Woodlands, Texas 77380
                  Fax: (281) 681-5901

or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery if a business day or, if not a business day, the next succeeding business day, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of telecopy transmission, when received if a business day or, if not a business day, the next succeeding business day, and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

                                   ARTICLE 13
                                  MISCELLANEOUS

         13.1 INCORPORATION OF SCHEDULES AND APPENDICES; ENTIRE AGREEMENT. The Appendices and Schedules attached hereto are an integral part of this Agreement and are incorporated herein by this reference and the specific references thereto contained herein. Except for the Confidentiality Agreement, which supplements the confidentiality terms of this Agreement, the Escrow Agreement (and its exhibits) and any other agreements expressly contemplated herein, this Agreement supersedes all prior discussions and agreements among the parties with respect to the subject matter of this Agreement, and this Agreement, including the Appendices and Schedules hereto to be delivered in connection herewith, contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof. Notwithstanding the foregoing, the terms of this
Section 13.1 shall not supercede or include the Purchase Agreement and the agreements contemplated therein with respect to the subject matters covered therein.

         13.2 WAIVER. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof; such waiver shall be in writing and shall be executed by the chairman, president or a vice president of each of the parties as applicable. A waiver on one occasion shall not be deemed to be a waiver of the same or any other matter on a future occasion.

         13.3 AMENDMENT. This Agreement may be modified or amended only by a writing duly executed by or on behalf of all the parties hereto.

         13.4 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         13.5 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         13.6 GOVERNING LAW. Except as otherwise provided herein, this Agreement and all rights and obligations hereunder, including matters of construction, validity and performance shall be governed by the laws of the State of Louisiana without giving effect to the principles of conflicts of laws thereof.

         13.7 RISK OF LOSS. The risk of any loss, damage, impairment, confiscation or condemnation of the non-Vessel Assets or any part thereof shall be upon Seller at all times before the Closing Time and, with respect to the Vessel, shall be upon Seller at all times before the time and date certified in the Protocol of Delivery and Acceptance executed by Buyer and Seller for the Vessel. In the event of a loss, damage, impairment, confiscation or condemnation of any Assets for which Seller is responsible, at the election of the Buyer, (a) Seller shall repair, replace or restore any such property as soon as possible after its loss, impairment, confiscation or condemnation, and with respect to the Vessel, will do so to a Reasonable Operating Condition, (b) if insurance proceeds are sufficient to repair, replace or restore the property, and with respect to the Vessel, to a Reasonable Operating Condition, pay all such insurance proceeds to Buyer, or (c) decrease the Purchase Price by an amount acceptable by the Parties; provided, however, that in the event of damage to any substantial portion of the Assets or of the Vessel, Buyer may elect to (i) terminate this Agreement in its entirety with no penalty or liability or (ii) terminate this Agreement, other than the options to purchase the Optioned-Vessels and the Optioned-Vessel Businesses as set forth in Section 5.13, with no penalty or liability.

         13.8 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, heirs, legatees and legal representatives; provided, however, that this Agreement or any right or part hereunder shall not be voluntarily assigned by either party hereto without the prior written consent of the other party hereto, except that Buyer may assign its rights and obligations hereunder to a wholly owned, direct or indirect, subsidiary of Buyer.

         13.9 EXPENSES. The Stockholder shall pay his own and Seller's and Manager's legal and other professional expenses incurred in connection with the Letter, this Agreement and the transactions contemplated hereby, including, without limitation, the expenses of legal counsel and accountants engaged by them and other expenses incurred by the Stockholder, Manager and/or Seller in connection herewith and not expressly allocated hereunder, and the drydocking costs relating to the Vessel. Buyer shall be responsible for expenses of legal counsel engaged by Buyer, the expenses of its due diligence review and other expenses incurred by Buyer in connection herewith and not expressly allocated hereunder. If the transactions contemplated hereunder are consummated, Buyer shall reimburse Seller for any Buyer approved expenses incurred by Seller for Vessel surveys and inspections conducted at the Buyer's written request, but not for the drydocking costs relating to the Vessel.

         13.10 FURTHER ASSURANCES. Seller, Manager and/or Stockholder, on the one hand, and Buyer, on the other hand, at any time after the Closing Date, will promptly execute, acknowledge and deliver any further deeds, assignments, conveyances and other assurances, documents and instruments of transfer, reasonably requested by the other parties and necessary to comply with the representations, warranties and covenants contained herein and will take any action consistent with the terms of this Agreement that may reasonably be requested by the other parties for the purpose of assigning, transferring, granting, conveying, vesting and confirming ownership in or to Buyer, or reducing to Buyer's possession, any or all of the Assets or effecting the assumption of the Assumed Contracts.

         13.11 DRAFTING AND NEGOTIATION OF THE AGREEMENT. The parties acknowledge and agree that the terms of this Agreement have been fully negotiated by the parties, that the parties have equal bargaining power and that the fact that one party may have drafted the terms of this Agreement shall not be construed for or against the drafting party in interpreting any of the terms of this Agreement. Furthermore, each of the parties acknowledge and agree that they have made their own assessment, with the assistance of their legal counsel and other advisors, of the terms of this Agreement, the transactions contemplated herein and any actions and filings required to be taken and made by each such party to consummate the transactions contemplated in this Agreement.

         13.12 LIMITATION OF LIABILITY; NO CONSEQUENTIAL DAMAGES. Under no circumstance shall a Party be liable to any other Party hereto for consequential, speculative, indirect, incidental, punitive or exemplary damages or for loss of profits or business revenues.

         13.13 EXCLUSIVITY. If this Agreement is terminated due to Seller's, Manager's or Stockholder's failure to satisfy any of their obligations under
Article 7 (unless otherwise waived by Buyer), including the failure to consummate the Predicate Transaction, then, for a period of one (1) year following the termination of this Agreement, if Seller, Manager, Stockholder or any affiliate of such parties (the "Seller Related Parties") directly or indirectly acquire ownership of the Vessel, Buyer shall have an exclusive right to purchase the Vessel and related non-Vessel Assets on substantially the terms set forth in this Agreement, at a price (including related Assets) determined consistent with the pricing in this Agreement, provided that Buyer's acquisition costs are reasonably consistent with the Predicate Transaction with respect to the Vessel and the non-Vessel assets only. Within three (3) days of the direct or indirect acquisition of the Vessel by any of the Seller Related Parties, such party shall notify Buyer in writing of such acquisition and Buyer shall have fifteen (15) days after its receipt of such notice to notify the Seller Related Parties of its intent to exercise its right to purchase any the Vessel and related Assets. The Parties shall thereafter use reasonable commercial efforts to close the purchase of the Vessel and related Assets within forty-five (45) days after such exercise. If, on the other hand, the Predicate Transaction does not close and for whatever reason the Vessel Owning Companies desire to sell the Vessel and related Assets to any other party, Stockholder and Manager acknowledge and agree that they shall act in good-faith and use their best efforts, in all of their various capacities with respect to the Vessel Owning Companies, and subject to any fiduciary duties owed to the Vessel Owning Companies to (i) cause the Vessel Owning Companies to give Buyer an exclusive right to purchase any the Vessel and related Assets under substantially the terms set forth in this Agreement or (ii) if such sale cannot be effected despite their best efforts, to provide Buyer with an opportunity to match any other offers made by any other party for the purchase of any Vessel and related Assets, provided that the Agreement is not terminated by Buyer or that the failure of the Predicate Transaction to close is not due to any default, action or inaction by Buyer.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                     BUYER:

                                     HOS-IV, LLC,
                                     a Delaware limited liability company


                                     By:   /s/ Todd M. Hornbeck
                                        ----------------------------------------
                                           Todd M. Hornbeck
                                           President and Chief Executive Officer

                                     SELLER:

                                     Candy Marine Investment Corporation,
                                     a Louisiana corporation


                                     By:   /s/ Kenneth I. Nelkin
                                        ----------------------------------------
                                           Kenneth I. Nelkin
                                           President


  Shares and Percentage Ownership:   STOCKHOLDER:

            100;  100%                  /s/ Kenneth I. Nelkin
                                     -------------------------------------------
                                        Kenneth I. Nelkin

                                     MANAGER:

                                     CANDY FLEET CORPORATION,
                                     a Louisiana corporation


                                     By:   /s/ Kenneth I. Nelkin
                                        ----------------------------------------
                                           Kenneth I. Nelkin
                                           President

Hornbeck Offshore Services, Inc. joins in the execution of this Agreement solely for the purpose of agreeing to be bound by the terms of Section 1.3 with respect to its obligations to issue the Shares at the Closing, and for the purpose of assuring that Buyer performs on the terms of this Agreement.

Hornbeck Offshore Services, Inc.,
a Delaware corporation


By:   /s/ Todd M. Hornbeck
   ----------------------------------------
      Todd M. Hornbeck
      President and Chief Executive Officer



Candy Cruiser, Inc. joins in the execution of this Agreement solely for the purpose of (i) granting the options to purchase the Optioned-Vessel Assets, including the Optioned-Vessels, and Optioned-Vessel Businesses as set forth in
Section 5.13 and agreeing to be bound by the terms of Section 5.13 and Schedule
5.13 with respect thereto, (ii) making to Buyer the representations and warranties set forth in Section 2.29 of the Agreement and (iii) agreeing to be bound by any other covenants applicable to the Candy Cruiser, Inc. in this Agreement.

Candy Cruiser, Inc.,
a Louisiana corporation


By:   /s/ Kenneth I. Nelkin
   ----------------------------------------
      Kenneth I. Nelkin
      President